                                                                     EXHIBIT 2.1


                               AGREEMENT AND PLAN

                          OF REORGANIZATION AND MERGER


                                 By and Between

                         CARDINAL BANKSHARES CORPORATION

                                       and

                       MOUNTAINBANK FINANCIAL CORPORATION


                                  June 20, 2002

                                                                     EXHIBIT 2.1

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
ARTICLE I.   THE MERGER.....................................................................................       2

     1.01.    Names of Merging Corporations.................................................................       2
     1.02.    Nature of Transaction; Plan of Merger.........................................................       2
     1.03.    Effect of Merger; Surviving Corporation.......................................................       2
     1.04.    Assets and Liabilities of Cardinal............................................................       2
     1.05.    Conversion and Exchange of Stock..............................................................       2
              (a)     Conversion of Cardinal Stock..........................................................       2
              (b)     Description of MFC Series B Preferred Stock...........................................       3
              (c)     Exchange and Payment Procedures; Surrender of Certificates............................       3
              (d)     Antidilutive Adjustments..............................................................       4
              (e)     Dissenters............................................................................       4
              (f)     Fractional Shares.....................................................................       4
              (g)     Lost Certificates.....................................................................       4
     1.06.    Articles of Incorporation, Bylaws and Management..............................................       4
     1.07.    Closing; Effective Time.......................................................................       4

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF CARDINAL.....................................................       5

     2.01.    Organization; Standing; Power.................................................................       5
     2.02.    Capital Stock.................................................................................       5
     2.03.    Principal Shareholders........................................................................       5
     2.04     Subsidiaries..................................................................................       6
     2.05     Convertible Securities, Options, Etc..........................................................       6
     2.06     Authorization and Validity of Agreement.......................................................       6
     2.07.    Validity of Transactions; Absence of Required Consents or Waivers.............................       6
     2.08.    Cardinal Books and Records....................................................................       7
     2.09.    Cardinal Reports..............................................................................       7
     2.10.    Cardinal Financial Statements.................................................................       7
     2.11.    Cardinal Tax Returns and Other Tax Matters....................................................       8
     2.12.    Absence of Changes or Certain Other Events....................................................       8
     2.13.    Absence of Undisclosed Liabilities............................................................       8
     2.14.    Compliance with Existing Obligations..........................................................       9
     2.15.    Litigation and Compliance with Law............................................................       9
     2.16.    Real Properties...............................................................................       9
     2.17.    Loans, Accounts, Notes and Other Receivables..................................................      10
     2.18.    Securities Portfolio and Investments..........................................................      11
     2.19.    Personal Property and Other Assets............................................................      11
     2.20.    Patents and Trademarks........................................................................      12
     2.21.    Environmental Matters.........................................................................      12
     2.22.    Absence of Brokerage or Finders Commissions...................................................      13
     2.23.    Material Contracts............................................................................      13
     2.24.    Employment Matters; Employee Relations........................................................      14
     2.25.    Employment Agreements; Employee Benefit Plans.................................................      14
     2.26.    Insurance.....................................................................................      16
     2.27.    Insurance of Deposits.........................................................................      16
     2.28.    Obstacles to Regulatory Approval .............................................................      16
     2.29.    Disclosure....................................................................................      16

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF MFC..........................................................      17

     3.01.    Organization; Standing; Power.................................................................      17
     3.02.    Capital Stock.................................................................................      17
     3.03.    Authorization and Validity of Agreement.......................................................      17
     3.04.    Validity of Transactions; Absence of Required Consents or Waivers.............................      17
     3.05.    Convertible Securities, Options, Etc..........................................................      18
     3.06.    MFC Books and Records.........................................................................      18
     3.07.    MFC Reports...................................................................................      18
     3.08     MFC Financial Statements......................................................................      19
     3.09.    MFC Tax Returns and Other Tax Matters.........................................................      19

                                                                     EXHIBIT 2.1

     3.10     Absence of Material Adverse Changes or Certain Other Events...................................      19
     3.11.    Absence of Undisclosed Liabilities............................................................      19
     3.12     Litigation and Compliance with Law............................................................      20
     3.13.    Reserve for Loan Losses.......................................................................      20
     3.14.    Insurance of Deposits.........................................................................      21
     3.15     Obstacles to Regulatory Approval..............................................................      21
     3.16     Disclosure....................................................................................      21

ARTICLE IV.  COVENANTS OF CARDINAL..........................................................................      21

     4.01.    Affirmative Covenants of Cardinal.............................................................      21
              (a)     Cardinal Shareholders' Meeting........................................................      21
              (b)     Affiliates Agreements.................................................................      22
              (c)     Conduct of Business Prior to Effective Time...........................................      22
              (d)     Periodic Financial and Other Information..............................................      22
              (e)     Notice of Certain Changes or Events...................................................      23
              (f)     Accruals for Loan Loss Reserve, Expenses and Other Accounting Matters.................      24
              (g)     Loan Charge-Offs......................................................................      24
              (h)     Correction of Credit Documentation and Compliance Deficiencies........................      24
              (i)     Consents to Assignment of Leases......................................................      24
              (j)     Access................................................................................      25
              (k)     Pricing of Deposits and Loans.........................................................      25
              (l)     Further Action; Instruments of Transfer...............................................      25
     4.02.    Negative Covenants of Cardinal................................................................      25
              (a)     Amendments to Articles of Incorporation or Bylaws.....................................      25
              (b)     Change in Capitalization..............................................................      25
              (c)     Sale or Issuance of Shares............................................................      25
              (d)     Purchase or Redemption of Shares......................................................      26
              (e)     Options, Warrants and Rights..........................................................      26
              (f)     Dividends.............................................................................      26
              (g)     Employment, Benefit or Retirement Agreements or Plans.................................      26
              (h)     Increase in Compensation; Bonuses.....................................................      26
              (i)     Accounting Practices..................................................................      26
              (j)     Acquisitions; Additional Branch Offices...............................................      26
              (k)     Changes in Business Practices.........................................................      26
              (l)     Exclusive Merger Agreement............................................................      27
              (m)     Debt; Liabilities.....................................................................      27
              (n)     Liens; Encumbrances...................................................................      27
              (o)     Waiver of Rights......................................................................      27
              (p)     Other Contracts.......................................................................      27
              (q)     Deposit Liabilities...................................................................      27
              (r)     Loan Participations...................................................................      27

ARTICLE V.   COVENANTS OF MFC...............................................................................      28

     5.01.    MFC Shareholders' Meeting.....................................................................      28
     5.02.    Registration Statement.........................................................................     28
     5.03.    "Blue Sky" Approvals..........................................................................      28
     5.04.    Employees; Employee Benefits..................................................................      28
              (a)     Employment Agreement..................................................................      28
              (b)     Employment of Other Floyd Employees...................................................      29
              (c)     Employee Benefits.....................................................................      29
     5.05.    Further Action; Instruments of Transfer.......................................................      29

ARTICLE VI.  ADDITIONAL AGREEMENTS..........................................................................      29

     6.01     Preparation and Distribution of Proxy Statement/Prospectus....................................      29
     6.02.    Regulatory Approvals..........................................................................      30
     6.03.    Information for Proxy Statement/Prospectus and Applications for Regulatory Approvals..........      30
     6.04.    Announcements; Confidential Information.......................................................      30
     6.05.    Real Property Matters.........................................................................      32
     6.06.    Treatment of Pension Plan.....................................................................      33
     6.07.    Directors' and Officers' Liability Insurance..................................................      33

                                                                     EXHIBIT 2.1

     6.08.    Tax Opinion...................................................................................      33
     6.09.    Final Tax Return..............................................................................      34
     6.10.    Restriction on MFC Stock Issued to Certain Persons............................................      34
              (a)     Affiliates of Cardinal................................................................      34
              (b)     Affiliates of MFC.....................................................................      34
     6.11.    Expenses......................................................................................      34
     6.12.    Directors.....................................................................................      34
     6.13.    Due Diligence Reviews and Right to Terminate..................................................      35

ARTICLE VII. CONDITIONS PRECEDENT TO MERGER.................................................................      35

     7.01.    Conditions to all Parties' Obligations........................................................      35
              (a)     Approval by Regulatory Authorities;  Disadvantageous Conditions.......................      35
              (b)     Adverse Proceedings, Injunction, Etc..................................................      35
              (c)     Approval by Boards of Directors and Shareholders......................................      36
              (d)     Approval by of Charter Amendment......................................................      36
              (e)     Fairness Opinion......................................................................      36
              (f)     Tax Opinion...........................................................................      36
              (g)     No Termination or Abandonment.........................................................      36
              (h)     Employment Agreement..................................................................      36
              (i)     Articles of Merger; Other Actions.....................................................      36
     7.02.    Additional Conditions to Cardinal's Obligations...............................................      36
              (a)     Material Adverse Change...............................................................      36
              (b)     Compliance with Laws..................................................................      36
              (c)     MFC's Representations and Warranties
                       and Performance of Agreements; Officers' Certificate.................................      37
              (d)     Legal Opinion of MFC's Counsel........................................................      37
              (e)     Other Documents and Information.......................................................      37
              (f)     Acceptance by Cardinal's Counsel......................................................      37
     7.03.    Additional Conditions to MFC's Obligations....................................................      37
              (a)     Material Adverse Change...............................................................      37
              (b)     Compliance with Laws..................................................................      37
              (c)     Cardinal's Representations and Warranties
                       and Performance of Agreements; Officers' Certificate.................................      37
              (d)     Affiliates Agreements.................................................................      38
              (e)     Legal Opinion of Cardinal's Counsel...................................................      38
              (f)     Other Documents and Information.......................................................      38
              (g)     Election of Floyd Directors...........................................................      38
              (h)     Consents to Assignment; Estoppel Certificates.........................................      38
              (i)     Acceptance by MFC's Counsel...........................................................      38

ARTICLE VIII.TERMINATION; BREACH; REMEDIES..................................................................      38

     8.01.    Mutual Termination............................................................................      38
     8.02.    Unilateral Termination........................................................................      38
              (a)     Termination by MFC....................................................................      38
              (b)     Termination by Cardinal...............................................................      40
              (c)     Survival of Certain Covenants Following Termination...................................      41
     8.03.    Breach; Remedies..............................................................................      41

ARTICLE IX.  INDEMNIFICATION................................................................................      41

     9.01.    Indemnification Following Termination of Agreement............................................      41
              (a)     By Cardinal...........................................................................      41
              (b)     By MFC................................................................................      42
     9.02.    Procedure for Claiming Indemnification........................................................      42

ARTICLE X.   MISCELLANEOUS PROVISIONS.......................................................................      43

     10.01.   Survival of Representations, Warranties, Indemnification and Other Agreements.................      43
     10.02.   Waiver........................................................................................      43
     10.03.   Amendment.....................................................................................      43
     10.04.   Notices.......................................................................................      43

                                                                     EXHIBIT 2.1

     10.05.   Further Assurance.............................................................................      44
     10.06.   Headings and Captions.........................................................................      44
     10.07.   Gender and Number.............................................................................      44
     10.08.   Entire Agreement..............................................................................      44
     10.09.   Severability of Provisions....................................................................      44
     10.10.   Assignment....................................................................................      44
     10.11.   Counterparts..................................................................................      44
     10.12.   Governing Law.........................................................................................

                                                                     EXHIBIT 2.1

     10.13.   Previously Disclosed Information..............................................................      44
     10.14.   Best Knowledge................................................................................      45
     10.15.   Inspection....................................................................................      45

EXHIBIT A  - Plan of Merger.................................................................................     A-1
EXHIBIT B  - Description of MFC Series B Preferred Stock....................................................     B-1
EXHIBIT C  - Form of Affiliates Agreement...................................................................     C-1
EXHIBIT D  - Form of Employment Agreement...................................................................     D-1

                                                                     EXHIBIT 2.1

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                 By and Between
                         CARDINAL BANKSHARES CORPORATION
                                       and
                       MOUNTAINBANK FINANCIAL CORPORATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is entered into as of the 20th day of June, 2002, by and between CARDINAL BANKSHARES CORPORATION ("Cardinal") and MOUNTAINBANK FINANCIAL CORPORATION ("MFC").

          WHEREAS, Cardinal is a Virginia business corporation with its principal office and place of business located in Floyd, Virginia, and is the owner of all the outstanding shares of common stock of Bank of Floyd ("Floyd");

          WHEREAS, Floyd is a Virginia banking corporation with its principal office and place of business located in Floyd, Virginia, and is the wholly-owned subsidiary of Cardinal; and,

          WHEREAS, Floyd owns all the outstanding shares of common stock of its wholly-owned subsidiary, FBC, Inc. ("FBC") and, for purposes of this Agreement, all references to "Floyd" shall be deemed to refer to both Floyd and FCB, individually and collectively as the context shall require.

          WHEREAS, MFC is a North Carolina business corporation with its principal office and place of business located in Hendersonville, North Carolina, and is the owner of all the outstanding shares of common stock of MountainBank; and,

          WHEREAS, MountainBank is a North Carolina banking corporation with its principal office and place of business located in Hendersonville, North Carolina, and is the wholly-owned subsidiary of MFC; and,

          WHEREAS, Cardinal and MFC have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Cardinal to be merged with and into MFC in the manner and upon the terms and conditions contained in this Agreement; and,

          WHEREAS, to effectuate the foregoing, Cardinal and MFC desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

          WHEREAS, Cardinal's Board of Directors has approved this Agreement and will recommend to Cardinal's shareholders that they approve the transactions described herein; and,

          WHEREAS, MFC's Board of Directors has approved this Agreement and will recommend to MFC's shareholders that they approve the transactions described herein.

          NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, Cardinal and MFC hereby adopt and make this Agreement and mutually agree as follows:

                                                                     EXHIBIT 2.1

                              ARTICLE I. THE MERGER

     1.01. NAMES OF MERGING CORPORATIONS. The names of the corporations proposed to be merged are CARDINAL BANKSHARES CORPORATION ("Cardinal") and MOUNTAINBANK FINANCIAL CORPORATION ("MFC").

     1.02. NATURE OF TRANSACTION; PLAN OF MERGER. Subject to the provisions of this Agreement, at the "Effective Time" (as defined in Paragraph 1.07 below), Cardinal will be merged into and with MFC (the "Merger") as provided in the plan of merger (the "Plan of Merger") attached as Exhibit A to this Agreement.

     1.03. EFFECT OF MERGER; SURVIVING CORPORATION. At the Effective Time, and by reason of the Merger, the separate corporate existence of Cardinal shall cease while the corporate existence of MFC as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, MountainBank and Floyd each shall operate as a wholly-owned banking subsidiary of MFC and, as North Carolina and Virginia banking corporations, respectively, will conduct their business at their legally established branch and main offices as they shall exist from time to time following the Merger. The duration of the corporate existence of MFC, as the surviving corporation, shall be perpetual and unlimited.

     1.04. ASSETS AND LIABILITIES OF CARDINAL. At the Effective Time, and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Cardinal (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Cardinal, whether tangible or intangible) shall be transferred to and vest in MFC, and MFC shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Cardinal, all without any conveyance, assignment or further act or deed; and MFC shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Cardinal as of the Effective Time.

     1.05.   CONVERSION AND EXCHANGE OF STOCK.

             (a) Conversion of Cardinal Stock. Except as otherwise provided in this Agreement, at the Effective Time all rights of Cardinal's shareholders with respect to all outstanding shares of Cardinal's $10.00 par value common stock ("Cardinal Stock") shall cease to exist and, as consideration for and to effect the Merger, each such outstanding share shall be converted, without any action by Cardinal, MFC or any Cardinal shareholder, into the right to receive a number of shares of MFC's $4.00 par value common stock ("MFC Common Stock") calculated in the manner described below, and an equal number of shares of a newly created series of convertible preferred stock ("MFC Series B Preferred Stock).

             The number of shares of MFC Common Stock into which each share of Cardinal Stock is converted at the Effective Time shall be the number (rounded to four decimal places) equal to $12.00 divided by the "Market Value" (as defined below). The number of shares of MFC Series B Preferred Stock into which each share of Cardinal Stock is converted at the Effective Time shall be the same as the number of shares of MFC Common Stock calculated as described above.

             For purposes of this Paragraph 1.05, the "Market Value" of a share of MFC Common Stock shall be the average of the closing per share trade prices of MFC Common Stock as reported on the OTC Bulletin Board (or, if MFC Common Stock is then traded on The Nasdaq Stock Market, on Nasdaq) for the 20 trading days immediately preceding the business day prior to the "Closing Date" (as defined in Paragraph 1.07 below) on which trades of MFC Common Stock are reported; provided however that, for purposes of calculating the numbers of shares of MFC Common Stock and MFC Series B Preferred Stock

                                                                     EXHIBIT 2.1

into which Cardinal Stock will be converted, the Market Value used in the calculation shall not exceed $26.82 or be less than $17.88. If the amount determined as described above as the Market Value is more than $26.82, then the Market Value shall be deemed to be $26.82, and if the amount determined as described above as the Market Value is less than $17.88, then the Market Value shall be deemed to be $17.88.

             At the Effective Time, and without any action by Cardinal, MFC or any Cardinal shareholder, Cardinal's stock transfer books shall be closed and there shall be no further transfers of Cardinal Stock on its stock transfer books or the registration of any transfer of a certificate evidencing Cardinal Stock (a "Cardinal Certificate") by any holder thereof, and the holders of Cardinal Certificates shall cease to be, and shall have no further rights as, stockholders of Cardinal other than as provided in this Agreement. Following the Effective Time, Cardinal Certificates shall evidence only the right of the registered holders thereof to receive certificates evidencing the numbers of whole shares of MFC Common Stock and MFC Series B Preferred Stock into which their Cardinal Stock was converted at the Effective Time, together with cash for any fractional shares calculated as described in Paragraph 1.05(f) below, or, in the case of Cardinal Stock held by shareholders who properly shall have exercised their right of dissent and appraisal under Article 15 of the Virginia Stock Corporation Act ("Dissenters' Rights"), cash as provided in that statute.

             (b) Description of MFC Series B Preferred Stock. The MFC Series B Preferred Stock to be issued to Cardinal shareholders will be non-cumulative, nonparticipating, convertible preferred stock of MFC that will have terms (including the stated dividend), relative rights, preferences and limitations substantially the same as are described in Exhibit B to this Agreement. Each share of Series B Preferred Stock will have the same voting rights as shares of MFC Common Stock.

             (c) Exchange and Payment Procedures; Surrender of Certificates. As promptly as practicable, but not more than ten business days following the Effective Time, MFC shall send or cause to be sent to each former Cardinal shareholder of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Cardinal Certificates to MFC or to an exchange agent appointed by MFC. Upon the proper surrender and delivery to MFC or its agent (in accordance with its instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Cardinal of his or her Cardinal Certificate(s), and in exchange therefor, MFC shall as soon as practicable issue and deliver to the shareholder stock certificates evidencing the numbers of whole shares of MFC Common Stock and MFC Series B Preferred Stock into which the shareholder's Cardinal Stock was converted at the Effective Time, together with cash for any fractional shares calculated as described in Paragraph 1.05(f) below.

                   Subject to Paragraph 1.05(g), no certificate evidencing MFC Common Stock or MFC Series B Preferred Stock shall be issued or delivered to any former Cardinal shareholder unless and until that shareholder shall have properly surrendered to MFC or its agent the Cardinal Certificate(s) formerly representing his or her shares of Cardinal Stock, together with a properly completed Transmittal Letter. Further, until a former Cardinal shareholder's Cardinal Certificates are so surrendered and certificates evidencing the MFC Common Stock and MFC Series B Preferred Stock into which his or her Cardinal Stock was converted at the Effective Time actually are issued to him or her, no dividend or other distribution payable by MFC with respect to that MFC Common Stock or MFC Series B Preferred Stock as of any date subsequent to the Effective Time shall be paid or delivered to the former Cardinal shareholder. However, upon the proper surrender of the shareholder's Cardinal Certificate and the issuance to that shareholder of certificates representing the MFC Common Stock and MFC Series B Preferred Stock to which the shareholder is entitled, if MFC shall have paid any dividend or made any distribution to the holders of its MFC Common Stock or MFC Series B Preferred Stock of record as of a date after the Effective Time and if MFC is holding the amount of that dividend or distribution related to the MFC

                                                                     EXHIBIT 2.1

Common Stock or MFC Series B Preferred Stock being issued to the shareholder, then MFC will pay that amount to the shareholder.

             (d) Antidilutive Adjustments. If, prior to the Effective Time, Cardinal or MFC shall declare any dividend payable in shares of Cardinal Stock in the case of Cardinal, or MFC Common Stock or MFC Series B Preferred Stock in the case of MFC, or shall subdivide, split, reclassify or combine the presently outstanding shares of Cardinal Stock, MFC Common Stock or MFC Series B Preferred Stock, then an appropriate and proportionate adjustment shall be made in the number of shares of MFC Common Stock and/or MFC Series B Preferred Stock, as the case may be, into which each share of Cardinal Stock will be converted at the Effective Time pursuant to this Agreement.

             (e) Dissenters. Any shareholder of Cardinal who properly exercises Dissenters' Rights shall be entitled to receive payment of the fair value of his or her shares of Cardinal Stock in the manner and pursuant to the procedures provided for in Article 15 of the Virginia Stock Corporation Act. Shares of Cardinal Stock held by persons who exercise Dissenters' Rights shall not be converted as described in Paragraph 1.05(a). However, if any shareholder of Cardinal who exercises Dissenters' Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his or her shares of Cardinal Stock shall be deemed to have been converted into MFC Common Stock and MFC Series B Preferred Stock as of the Effective Time as provided in Paragraph 1.05(a).

             (f) Fractional Shares. If the conversion of the shares of Cardinal Stock held by any Cardinal shareholder results in a fraction of a share of MFC Common Stock or MFC Series B Preferred Stock, then, in lieu of issuing that fractional share, MFC will pay to that shareholder cash in an amount equal to that fraction multiplied by the Market Value.

             (g) Lost Certificates. Following the Effective Time, shareholders of Cardinal whose Cardinal Certificates have been lost, destroyed, stolen or otherwise are missing shall be entitled to receive certificates for the whole shares of MFC Common Stock and MFC Series B Preferred Stock into which their Cardinal Stock has been converted in accordance with and upon compliance with reasonable conditions imposed by MFC, including without limitation a requirement that those shareholders provide lost instruments indemnities or surety bonds in form, substance and amount satisfactory to MFC.

     1.06. ARTICLES OF INCORPORATION, BYLAWS AND MANAGEMENT. The Articles of Incorporation and Bylaws of MFC in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of MFC as the surviving corporation in the Merger, and the officers and directors of MFC in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

     1.07. CLOSING; EFFECTIVE TIME. The consummation and closing of the Merger and other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of MFC's legal counsel, Ward and Smith, P.A., in Raleigh, North Carolina, or at such other place as MFC shall designate, on a date mutually agreed upon by Cardinal and MFC (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than 30 days following the expiration of all such required waiting periods). At the Closing, Cardinal and MFC shall take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger under North Carolina and Virginia law) as are required in this Agreement and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

     Subject to the terms and conditions set forth in this Agreement, the Merger shall become effective on the date and at the time (the "Effective Time") specified in Articles of Merger executed by MFC and filed by it with, and as provided in the Certificates of Merger issued by, the North Carolina Secretary of

                                                                     EXHIBIT 2.1

State and the Virginia State Corporation Commission in accordance with applicable law; provided, however, that the Effective Time shall in no event be more than ten days following the Closing Date.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF CARDINAL

     Except as otherwise specifically provided in this Agreement or as "Previously Disclosed" (as defined in Paragraph 10.13) by Cardinal to MFC, Cardinal hereby makes the following representations and warranties to MFC.

     As defined and used in this Agreement, the term "Cardinal Material Change" or "Cardinal Material Effect" shall not include any change or effect resulting directly or indirectly from: (i) the transactions contemplated by this Agreement or their announcement, (ii) general economic, industry or financial conditions or events that affect the banking industry as a whole, (iii) the impact of laws, rules, regulations and court decisions (other than court decisions related to litigation in which Cardinal or Floyd is a party, or (iv) acts of war or terrorism.

     2.01. ORGANIZATION; STANDING; POWER. Cardinal and Floyd each (i) is duly organized and incorporated, validly existing and in good standing as a business corporation and a banking corporation, respectively, under the laws of the Commonwealth of Virginia; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it now is being conducted; (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein, or in which the transaction of its business, makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Cardinal and Floyd considered as one entity, or on their financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations (a "Cardinal Material Effect"); and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, except where such violation would not have a Cardinal Material Effect.

     2.02. CAPITAL STOCK. Cardinal's authorized capital stock consists of 5,000,000 shares of common stock, $10.00 par value, of which 1,535,733 shares are issued and outstanding and constitute Cardinal's only outstanding securities.

             Floyd's authorized capital stock consists of 5,000,000 shares of common stock, $10.00 par value, of which 465,536 shares are issued and outstanding ("Floyd Stock") and constitute Floyd's only outstanding securities. All of the Floyd Stock is held, beneficially and of record, by Cardinal, and those shares constitute Floyd's only outstanding securities.

             Each outstanding share of Cardinal Stock and Floyd Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, and (ii) has not been issued in violation of the preemptive rights of any shareholder. The Cardinal Stock is registered with the Securities Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and Cardinal is subject to the registration and reporting requirements of the 1934 Act. The Floyd Stock is not registered under, and Floyd is not subject to the registration and reporting requirements of, the 1934 Act.

     2.03. PRINCIPAL SHAREHOLDERS. Except as otherwise described below, to the Best Knowledge of Cardinal, no person or entity beneficially owns, directly or indirectly, more than 5% of the outstanding shares of Cardinal Stock.

                                                                     EXHIBIT 2.1

             As of the date of this Agreement, the following persons owned, beneficially and of record, more than 5% of the outstanding shares of Cardinal
Stock:

                                                              NUMBER
                        NAME                                 OF SHARES
                 -------------------                       -----------

                 Joseph H. and
                 Katherine S Conduff                           146,736

     2.04. SUBSIDIARIES. With the exception of Floyd and FCB, a wholly-owned subsidiary of Floyd, Cardinal has no subsidiaries, direct or indirect, and, except for equity securities included in its investment portfolio at June 10, 2002, and Previously Disclosed to MFC pursuant to Paragraph 10.13 below, Cardinal does not own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

     With the exception of FCB, Floyd has no subsidiaries, direct or indirect, and, except for equity securities included in its investment portfolio at June 10, 2002, and Previously Disclosed to MFC pursuant to Paragraph 10.13 below, Floyd does not own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

     2.05. CONVERTIBLE SECURITIES, OPTIONS, ETC. Neither Cardinal nor Floyd has any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Cardinal Stock or Floyd Stock or any other securities of Cardinal or Floyd, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Cardinal Stock or Floyd Stock or any other securities of Cardinal or Floyd, or (iii) plan, agreement or other arrangement pursuant to which shares of Cardinal Stock or Floyd Stock or any other securities of Cardinal or Floyd, or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of Cardinal or Floyd, have been or may be issued.

     2.06. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Cardinal's Board of Directors. Subject only to approval of this Agreement by the shareholders of Cardinal and MFC in the manner required by law and required approvals of federal, state or local governmental, regulatory, or judicial authorities having jurisdiction over Cardinal, Floyd, MFC, or MountainBank, or any of their business operations, properties or assets, or the transactions described herein (collectively, the "Regulatory Authorities") (as contemplated by Paragraph 6.02), (i) Cardinal has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described in this Agreement, (ii) all corporate proceedings and approvals required to authorize Cardinal to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement constitutes the valid and binding agreement of Cardinal enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     2.07. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Subject to approval of this Agreement by the shareholders of Cardinal and MFC in the manner required by law and receipt of required approvals of Regulatory Authorities (as contemplated by Paragraph 6.02), neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Cardinal with any of its obligations or agreements contained herein, nor any action or inaction by Cardinal required herein, will:
(i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of

                                                                     EXHIBIT 2.1

Cardinal, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, obligation or understanding (oral or written) to which Cardinal or Floyd is bound or by which either of them or its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Cardinal or Floyd; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have a Cardinal Material Effect, or a material adverse effect on Cardinal's ability to consummate the transactions described herein; or (iv) result in the acceleration of any material obligation or indebtedness of Cardinal or Floyd.

             No consents, approvals or waivers are required to be obtained from any person or entity in connection with Cardinal's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Cardinal's and MFC's shareholders and of Regulatory Authorities (as contemplated by Paragraph 6.02).

     2.08. CARDINAL BOOKS AND RECORDS. Cardinal's and Floyd's respective books of account and business records have been maintained in all material respects in compliance with all applicable legal and accounting requirements, and such books and records are complete and reflect accurately in all material respects their respective items of income and expense and all of their respective assets, liabilities and stockholders' equity. The minute books of Cardinal and Floyd are complete and accurately reflect in all material respects all corporate actions which their respective shareholders and boards of directors, and all committees thereof, have taken during the time periods covered by such minute books, and all such minute books have been or will be made available to MFC and its representatives.

     2.09. CARDINAL REPORTS. To the "Best Knowledge" (as defined in Paragraph 10.14) of Cardinal, since December 31, 1996, Cardinal and Floyd each has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it or they were required to file with (i) the Virginia Bureau of Financial Institutions or the Virginia Commissioner of Financial Institutions (collectively, the "Virginia Commissioner"), (ii) the Federal Deposit Insurance Corporation (the "FDIC"), (iii) the Federal Reserve Board or any Federal Reserve Bank (the "FRB"), (iv) the SEC, or (v) any other Regulatory Authorities. Each such report, registration and statement filed by Cardinal or Floyd with the Virginia Commissioner, the FDIC, the FRB, the SEC, or any other Regulatory Authorities are collectively referred to in this Agreement as the "Cardinal Reports." To the Best Knowledge of Cardinal, the Cardinal Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither Cardinal nor Floyd has been notified that any such Cardinal Reports were deficient in any material respect as to form or content.

     2.10. CARDINAL FINANCIAL STATEMENTS. Cardinal has Previously Disclosed to MFC a copy of its audited consolidated statements of financial condition as of December 31, 2000 and 2001, and its audited consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1999, 2000 and 2001, together with notes thereto (collectively, the "Cardinal Audited Financial Statements"), and its unaudited consolidated statements of financial condition as of March 31, 2002, and unaudited consolidated statements of income and cash flows for the three-months ended March 31, 2001 and 2002, together with notes thereto (collectively, the "Cardinal Interim Financial Statements"). Following the date of this Agreement, Cardinal promptly will deliver to MFC all other annual or interim financial statements prepared by or for Cardinal. The Cardinal Audited Financial Statements and the Cardinal Interim Financial Statements (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, (ii) are in accordance with Cardinal's books and records, and (iii) present fairly Cardinal's consolidated

                                                                     EXHIBIT 2.1

financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Cardinal Audited Financial Statements have been audited by Larrowe & Company, PLC, which serves as Cardinal's independent certified public accountants.

     2.11. CARDINAL TAX RETURNS AND OTHER TAX MATTERS. (i) Cardinal and Floyd each has timely filed or caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and, to the Best Knowledge of Cardinal, all such returns and reports were true, correct and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state and local income taxes reflected in such returns, and all profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments, which have become due from or been assessed or levied against Cardinal, Floyd or their respective properties have been fully paid or, if not yet due, a reserve or accrual, which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes, is reflected on the Cardinal Interim Financial Statements; (iii) the income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other tax returns and reports of Cardinal and Floyd have not been subjected to audit by the Internal Revenue Service (the "IRS") or the Virginia Department of Taxation in the last ten years and neither Cardinal nor Floyd has received any indication of the pendency of any audit or examination in connection with any such tax return or report and, to the Best Knowledge of Cardinal, no such return or report is subject to adjustment; and (iv) neither Cardinal nor Floyd has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax year, the audit of any such tax return or report, or the assessment or collection of any tax.

     2.12.   ABSENCE OF CHANGES OR CERTAIN OTHER EVENTS.

             (a) Since December 31, 2001, Cardinal and Floyd each has conducted its business only in the ordinary course, and there has been no material adverse change in or affecting the financial condition of Cardinal and Floyd considered as one entity or their results of operations, prospects, business, assets, loan portfolio, investments, properties or operations (a "Cardinal Material Change"), and there has occurred no event or development, and there currently exists no condition or circumstance, which, with the lapse of time or otherwise, may or could cause, create or result in a Cardinal Material Change.

             (b)   Since December 31, 2001, and except as described in Paragraph
2.13 below, Cardinal and Floyd, considered as one entity, have not incurred any material liability, engaged in any material transaction, entered into any material agreement, increased the salaries, compensation or general benefits payable or provided to its employees (with the exception of routine increases in the salaries of certain employees effected by Cardinal and Floyd at such times and in such amounts as is consistent with their past practices and their salary administration and review policies and procedures in effect prior to December 31, 2001), suffered any material loss, destruction or damage to any of their properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

     2.13. ABSENCE OF UNDISCLOSED LIABILITIES. Neither Cardinal nor Floyd has any material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Cardinal Audited Financial Statements, (ii) new deposit accounts or increases in existing deposit accounts in the ordinary course of Floyd's business since December 31, 2001, or (iii) unfunded commitments to make, issue or extend loans, lines of credit, letters of credit or other extensions of credit ("Loans") entered into in the ordinary course of Floyd's business and in accordance with its normal lending policies and practices.

                                                                     EXHIBIT 2.1

     2.14. COMPLIANCE WITH EXISTING OBLIGATIONS. Cardinal and Floyd each has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation, Bylaws and/or any material contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which it is bound or by which its business, operations, capital stock, properties or assets may be affected and which default or violation would have a Cardinal Material Effect.

     2.15.   LITIGATION AND COMPLIANCE WITH LAW.

             (a) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the Best Knowledge of Cardinal, any facts or circumstances which reasonably could be expected to result in such), including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Best Knowledge of Cardinal, are threatened, contemplated or probable of assertion, against Cardinal or Floyd or any of their respective properties or assets.

             (b) Cardinal and Floyd each has all licenses, permits, orders, authorizations or approvals ("Permits") of all federal, state, local or foreign governmental or regulatory agencies that are material to or necessary for the conduct of its business or to own, lease and operate its properties, all such Permits are in full force and effect, no violations have occurred with respect to any such Permits, and no proceeding is pending or, to the Best Knowledge of Cardinal, threatened or probable of assertion, to suspend, cancel, revoke or limit any Permit, except where the same would not have a Cardinal Material Effect.

             (c) Neither Cardinal nor Floyd is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority (including without limitation the Virginia Commissioner, the FDIC or the FRB) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or any other matter; there are no judgments, orders, stipulations, injunctions, decrees or awards against either Cardinal or Floyd which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice of Cardinal or Floyd; and neither Cardinal nor Floyd has been advised, nor has any reason to believe, that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, writ, injunction, directive, memorandum, judgment, stipulation, decree or award.

             (d) To the Best Knowledge of Cardinal, neither Cardinal nor Floyd is in violation or default in any material respect under, and each of them has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Regulatory Authority (including without limitation all provisions of Virginia law relating to usury, the Consumer Credit Protection Act, and all other federal and state laws and regulations applicable to extensions of credit by Floyd), except where their failure to comply would not have a Cardinal Material Effect. To the Best Knowledge of Cardinal, there is no basis for any claim by any person or authority for compensation, reimbursement, damages or other penalties or relief for any violations described in this subparagraph (d).

     2.16. REAL PROPERTIES. With respect to all real property owned by Cardinal or Floyd (including Floyd's banking facilities and all other real estate or foreclosed properties, including improvements thereon (collectively, the "Real Property"), Cardinal or Floyd has good and marketable fee simple title to that Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not

                                                                     EXHIBIT 2.1

materially affect the value or marketability of that Real Property or materially detract from, interfere with or restrict the present or future use of that Real Property for the purposes for which it currently is used by Cardinal or Floyd, as the case may be.

             To the Best Knowledge of Cardinal, the Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental or regulatory authority, including those relating to zoning, building and use permits, and the parcels of Real Property upon which Floyd's banking or other offices are situated, or which are used by Floyd in conjunction with its banking or other offices or for other purposes, may, under applicable zoning ordinances, be used for the purposes for which they currently are used as a matter of right rather than as a conditional or nonconforming use.

             With respect to each parcel of Real Property that currently is used by Floyd as a banking office, all improvements and fixtures included in or on that Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which in any material respect interferes with Floyd's use (or will interfere with Floyd's or MFC's use after the Merger) of that Real Property or those improvements and fixtures as a banking office, or, to the Best Knowledge of Cardinal, that materially adversely affects the economic value of that Real Property or those improvements and fixtures.

             Floyd leases space for its banking offices located in Willis and Christianburg, Virginia, pursuant to written lease agreements (the "Real Property Leases"). Otherwise, neither Cardinal nor Floyd is a party (whether as lessee or lessor) to any lease or rental agreement with respect to any real property.

             Floyd is the sole tenant, and the sole owner of the tenant's interest, under each of the Real Property Lease, and it has not previously assigned either of the Real Property Leases or any interest therein, or sublet the premises subject to either Real Property Lease, in whole or in part, to any other person or entity. Each of the Real Property is valid and enforceable in accordance with its terms (subject to general principles of equity, the enforceability of indemnity provisions and applicable bankruptcy, inso9lvency, reorganization, moratorium or similar laws) and is in full force and effect, and neither Real Property Lease has been amended or modified. Floyd is not in default under any of the terms, covenants or conditions of either of the Real Property Leases and that there exists no circumstance or condition which, either now or by the passage of time, would constitute a default by Floyd under the terms of either Real Property Lease or that would entitle the lessor of the property thereunder to terminate either Real Property Lease or to abridge Floyd's rights thereunder.

     2.17.   LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.

             (a) All Loans, accounts, notes and other receivables reflected as assets on Cardinal's and Floyd's books and records (i) have resulted from bona fide business transactions in the ordinary course of their respective operations, (ii) in all material respects were made in accordance with their respective standard practices and procedures, and (iii) are owned by them, respectively, free and clear of all liens, encumbrances, assignments, repurchase agreements or other exceptions to title or, to the Best Knowledge of Cardinal, to the ownership or collection rights of any other person or entity.

             (b) All records of Cardinal and Floyd regarding all outstanding Loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and each Loan which Cardinal's or Floyd's Loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral") is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in Cardinal's and Floyd's records of such Loan (except for immaterial defects in perfection or priority that, individually or in the aggregate, will not have a Cardinal Material Effect).

                                                                     EXHIBIT 2.1

             (c) To the Best Knowledge of Cardinal, each Loan reflected as an asset on Cardinal's or Floyd's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon (subject to the application of general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws), and no defense, offset or counterclaim has been asserted with respect to any such Loan or guaranty.

             (d)   Cardinal has Previously Disclosed to MFC a written listing of
(i) each Loan or other asset of Cardinal or Floyd which, as of June 10, 2002, was classified by any Regulatory Authority as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), and which Cardinal or Floyd otherwise placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, (ii) each Loan of Cardinal or Floyd which, as of June 10, 2002, was past due more than 30 days as to the payment of principal and/or interest, and (iii) each Loan as to which any obligor thereon (including the borrower or any guarantor) was in default (other than as a result of nonpayment of principal or interest), was, to the Best Knowledge of Cardinal, the subject of a proceeding in bankruptcy, or on which any such obligor has expressly indicated any inability or intention not to repay such Loan in accordance with its terms, and that do not appear in the Loans Previously Disclosed pursuant to (i) or (ii) above.

             (e) To the Best Knowledge of Cardinal, each of the Loans of Cardinal or Floyd (with the exception of those Loans Previously Disclosed to MFC as described in Paragraph 2.17(d) above) is collectible in the ordinary course of Cardinal's and Floyd's business in an amount which is not less than the amount at which it is carried on Floyd's books and records, except for such deficiencies which, individually or in the aggregate, would not result in a Cardinal Material Event.

             (f) Cardinal's and Floyd's reserve for possible Loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and, to the Best Knowledge of Cardinal, all applicable requirements, rules and policies of the Virginia Commissioner and the FDIC and, in the best judgment of management and the Boards of Directors of Cardinal and Floyd, is reasonable in view of the size and character of Cardinal's and Floyd's Loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Cardinal's and Floyd's Loan portfolios and other real estate owned.

     2.18. SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned, of record or beneficially, by Cardinal or Floyd as of the date hereof are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges in the ordinary course of Cardinal's and Floyd's business to secure public funds deposits and restrictions imposed by and the rights of the issuers of such securities), which would materially impair the ability of Cardinal or Floyd to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which either Cardinal or Floyd is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" under which Cardinal or Floyd has "purchased" securities under agreement to resell, Cardinal or Floyd has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to it which is secured by such collateral.

             Since December 31, 2001, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of Cardinal's or Floyd's securities portfolio as a whole.

     2.19. PERSONAL PROPERTY AND OTHER ASSETS. All banking equipment, data processing equipment, vehicles, and other personal property used by Cardinal or Floyd and material to the operation

                                                                     EXHIBIT 2.1

of its business are owned by them free and clear of all liens, encumbrances, leases, title defects or exceptions to title. To the Best Knowledge of Cardinal, all of Cardinal's and Floyd's personal property material to its business is in good operating condition and repair, ordinary wear and tear excepted.

     2.20. PATENTS AND TRADEMARKS. To the Best Knowledge of Cardinal, Cardinal and Floyd each owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted; and, neither Cardinal nor Floyd has violated, and neither of them currently is in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity, except where such violation or conflict would not have a Cardinal Material Effect.

     2.21.   ENVIRONMENTAL MATTERS.

             (a) As used in this Agreement, "Environmental Laws" shall mean:

                 (i) all federal, state and local statutes, regulations and ordinances,

                 (ii)  all common law, and

                 (iii) all orders decrees, and similar provisions having the force or effect of law and to which Cardinal or Floyd is subject,

which, in the case of any of the above, concern or relate to pollution or protection of the environment, standards of conduct and bases of obligations or liability relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any "Hazardous Substances" (as defined below), or public or worker health and safety.

                   "Hazardous Substance" shall mean any materials, substances, wastes, chemical substances, or mixtures presently listed, defined, designated, or classified as hazardous, toxic, or dangerous, or otherwise regulated, under any Environmental Laws, whether by type or quantity, including without limitation pesticides, pollutants, contaminants, toxic chemicals, oil, or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether, or radioactive material.

             (b) Cardinal has Previously Disclosed to MFC, and provided MFC with copies of, all written reports, correspondence, notices or other information or materials, if any, in its possession pertaining to environmental surveys or assessments of the Real Property and any improvements thereon, the presence of any Hazardous Substance on any of the Real Property, or any violation or alleged violation of Environmental Laws on, affecting or otherwise involving the Real Property or involving Cardinal or Floyd.

             (c) To the Best Knowledge of Cardinal, there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, discharge, release, or threatened release of any Hazardous Substances by any person on, from or relating to the Real Property which constitutes a violation of any Environmental Laws, or any removal, clean-up or remediation of any Hazardous Substances from, on or relating to the Real Property.

             (d) To the Best Knowledge of Cardinal, neither Cardinal nor Floyd has violated any Environmental Laws relating to any of the Real Property, and there has been no violation of any Environmental Laws relating to any of the Real Property by any other person or entity for whose liability or

                                                                     EXHIBIT 2.1

obligation with respect to any particular matter or violation for which Cardinal or Floyd is or may be responsible or liable.

             (e) To the Best Knowledge of Cardinal, neither Cardinal nor Floyd is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Real Property or by any person or entity.

             (f) To the Best Knowledge of Cardinal, no facts, events or conditions relating to the Real Property, or the operations of Cardinal or Floyd at any of their office locations, will prevent, hinder or limit continued compliance with Environmental Laws or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

             (g) To the Best Knowledge of Cardinal (it being understood by MFC that, for purposes of this representation, management of Cardinal has not undertaken a review of each of Floyd's Loan files with respect to all Loan Collateral), (i) there has been no violation of any Environmental Laws with respect to any Loan Collateral by any person or entity for whose liability or obligation with respect to any particular matter or violation for which Cardinal or Floyd is or may be responsible or liable, (ii) Floyd is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any Loan Collateral, by any person or entity, and (iii) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

     2.22. ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. Except for the engagement by Cardinal of Scott & Stringfellow, (i) all negotiations relative to this Agreement and the transactions described herein have been carried on by Cardinal directly (or through its legal counsel) with MFC, and no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of Cardinal or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein; and (ii) Cardinal has not agreed, and has no obligation, to pay any brokerage fee or other commission, fee or other compensation to any person or entity in connection with or as a result of the transactions described herein.

     2.23. MATERIAL CONTRACTS. Other than a benefit plan or employment agreement Previously Disclosed pursuant to Paragraph 2.25, and with the exception of Loans and deposit accounts made or accepted by Floyd in the ordinary course of its business, neither Cardinal nor Floyd is a party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of $25,000, (ii) which is not to be performed in full prior to December 31, 2002, (iii) which calls for the provision of goods or services to Cardinal or Floyd and cannot be terminated without material penalty upon written notice to the other party thereto, (iv) which is material to Cardinal or Floyd and was not entered into in the ordinary course of business,
(v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (vi) which commits Cardinal or Floyd to make, issue or extend any Loan other than commitments in the ordinary course of Floyd's business for Loans which do not exceed an aggregate of $2,000,000 in the case of one or more Loan commitments to any one borrower or group of related borrowers or $10,000,000 in the aggregate for all Loan commitments to all borrowers),
(vii) which

                                                                     EXHIBIT 2.1

involves the sale of any assets of Cardinal or Floyd which are used in and material to the operation of its business, (viii) which involves any purchase or sale of real property in any amount, or which involves the purchase or sale of any other assets in the amount of more than $50,000 in the case of any single transaction or $100,000 in the case of all such transactions, (ix) which involves the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Cardinal or Floyd, or (x) with any director, officer or principal shareholder of Cardinal or Floyd (including without limitation any consulting agreement, but not including any agreements relating to Loans or other banking services which were made in the ordinary course of Cardinal's or Floyd's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

             Neither Cardinal nor Floyd is in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default by Cardinal or Floyd, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a Cardinal Material Effect.

     2.24. EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. Cardinal and Floyd each (i) has in all material respects paid in full to or accrued on behalf of all its respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or its existing agreements, benefit plans, policies or practices, and (ii) is in compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, wages and hours and other compensation matters, except where its lack of compliance would not have a Cardinal Material Effect; and no person has, to the Best Knowledge of Cardinal, asserted that either Cardinal or Floyd is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

             There is no action, suit or proceeding by any person pending or, to the Best Knowledge of Cardinal, threatened, against Cardinal or Floyd (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

             Neither Cardinal nor Floyd is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Cardinal or Floyd and any of their employees, or any pending or threatened proceeding in which it is asserted that Cardinal or Floyd has committed an unfair labor practice; and to the Best Knowledge of Cardinal, there is no activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     2.25.   EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS.

             (a) Cardinal has Previously Disclosed to MFC a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, all disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Cardinal or Floyd for the benefit of any of their respective current or former employees or directors or any of their beneficiaries (collectively, the "Plans"). Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received or applied for a favorable determination letter from the IRS to the effect that they are so qualified,

                                                                     EXHIBIT 2.1

and neither Cardinal nor Floyd is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by Cardinal or Floyd) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

             (b) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Cardinal or Floyd, to the extent subject to ERISA, currently are, and at all times have been, in compliance with all material provisions and requirements of ERISA. There is no pending or threatened litigation relating to any Plan or any employee benefit plan, contract or arrangement previously maintained by Cardinal or Floyd. Neither Cardinal nor Floyd has engaged in a transaction with respect to any Plan that could subject either of them to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

             (c) All retirement Plans maintained by either Cardinal or Floyd which are intended to be plans qualified under Section 401(a) of the Code (a "Retirement Plans"), are qualified under the provisions of Section 401(a) of the Code, the trusts under the Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to each such qualification and exemption, including determination letters covering the current terms and provisions of the Retirement Plans. The Retirement Plans have been, or not later than the date such amendments are required by law to have been made will have been, amended to comply with the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Uniformed Services Employment and Re-Employment Rights Act of 1994, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998 (collectively, "GUST"). There are no issues relating to said qualification or exemption of the Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. The Retirement Plans and the administration thereof meet (and have met since the establishment of the Retirement Plans) in all material respects all of the applicable requirements of ERISA, the Code and all other provisions, laws, rules and regulations applicable to the Retirement Plans and do not violate (and since the establishment of the Retirement Plans have not violated) in any material respect any of the applicable provisions of the Retirement Plans, ERISA, the Code and such other laws, rules and regulations. Without limiting the generality of the foregoing, all reports and returns with respect to the Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no issues or disputes with respect to the Retirement Plans or the administration thereof currently existing between Cardinal or Floyd, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Cardinal or Floyd or beneficiary of any such employee, or any other person or entity. No "reportable event" within the meaning of Section 4043 of ERISA has occurred at any time with respect to the Retirement Plans.

                                                                     EXHIBIT 2.1

             (d) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Cardinal or Floyd with respect to the Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Cardinal or Floyd. Neither Cardinal nor Floyd presently contributes to a "Multiemployer Plan" and neither of them has contributed to such a plan since December 31, 1996. All contributions required to be made pursuant to the terms of each of the Plans (including without limitation the Retirement Plans and any other "pension plan" as defined in Section 3(2) of ERISA maintained by Cardinal or Floyd) have been timely made. Neither the Retirement Plans nor any other "pension plan" maintained by Cardinal or Floyd have an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Cardinal nor Floyd has provided, and neither of them is required to provide, security to any "pension plan" or to any "Single Employer Plan" pursuant to Section 401(a)(29) of the Code. Under the Retirement Plans and any other "pension plan" maintained by Cardinal or Floyd as of the last day of the most recent Plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of any such Plan since the last day of the most recent Plan year.

             (e) Except as provided in the terms of the Retirement Plans themselves, there are no restrictions on the rights of Cardinal or Floyd to amend or terminate any Retirement Plan without incurring any liability thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein will, except as otherwise specifically provided in this Agreement, (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any Plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any Plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     2.26. INSURANCE. Cardinal maintains blanket bonds and liability insurance, property and casualty, workers' compensation and employer liability, life, or other insurance policies (the "Policies") which provide coverage in such amounts and against such liabilities, casualties, losses or risks as Cardinal and Floyd are required by applicable law or regulation to maintain; and, in the reasonable opinion of management of Cardinal, the insurance coverage provided under the Policies is reasonable and adequate in all respects for Cardinal and Floyd. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms (subject to general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws), and is underwritten by an insurer qualified to issue those policies in Virginia; and Cardinal and Floyd each has complied in all material respects with requirements (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Neither Cardinal nor Floyd is in default under the provisions of, has received notice of cancellation or nonrenewal of or any premium increase on, or has failed to pay any premium on, any Policy (where, in the case of failure to pay any premium, such failure gives rise to a current right of cancellation), and, to the Best Knowledge of Cardinal, there has not been any material inaccuracy in any application for any Policy which would give the insurer a valid defense against paying a claim under that Policy. There are no pending claims with respect to any Policy, and, to the Best Knowledge of Cardinal, there currently are no conditions, and there has occurred no event, that is reasonably likely to form the basis for any such claim.

     2.27. INSURANCE OF DEPOSITS. All deposits of Floyd are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Floyd to the FDIC have been paid in full in a timely fashion, and to the Best Knowledge of Cardinal, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

                                                                     EXHIBIT 2.1

     2.28. OBSTACLES TO REGULATORY APPROVAL. To the Best Knowledge of Cardinal, there exists no fact or condition (including without limitation Floyd's record of compliance with the Community Reinvestment Act) that may reasonably be expected to prevent or materially impede or delay MFC or Cardinal from obtaining the regulatory approvals required in order to consummate the transactions described in this Agreement; and if any such fact or condition becomes known to Cardinal, Cardinal shall promptly (and in any event within three days after obtaining such Knowledge) give notice of such fact or condition to MFC in the manner provided herein.

     2.29. DISCLOSURE. To the Best Knowledge of Cardinal, no written statement, certificate, schedule, list or other written information prepared by or on behalf of Cardinal and furnished to MFC or MountainBank in connection with this Agreement and the transactions described herein, when considered as a whole, contains or has contained any untrue statement of a material fact or omits or has omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF MFC

     Except as otherwise specifically described in this Agreement or as Previously Disclosed to Cardinal, MFC hereby makes the following representations and warranties to Cardinal.

     As defined and used in this Agreement, the term "MFC Material Change" or "MFC Material Effect" shall not include any change or effect resulting directly or indirectly from: (i) the transactions contemplated by this Agreement or their announcement, (ii) general economic, industry or financial conditions or events that affect the banking industry as a whole, (iii) the impact of laws, rules, regulations and court decisions (other than court decisions related to litigation in which MFC or MountainBank is a party, or (iv) acts of war or terrorism.

     3.01. ORGANIZATION; STANDING; POWER. MFC and MountainBank each (i) is duly organized and incorporated, validly existing and in good standing under the laws of North Carolina, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective business as it now is being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein, or in which the transaction of its respective business, makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on MFC and MountainBank considered as one enterprise (an "MFC Material Effect").

     3.02. CAPITAL STOCK. MFC's authorized capital stock consists of 10,000,000 shares of MFC Common Stock, of which 3,112,022 shares are issued and outstanding, and 3,000,000 shares of no par value preferred stock, of which 450,000 shares have been designated as a separate series ("MFC Series A Preferred Stock") and an aggregate of 419,243 of those shares of MFC Series A Preferred Stock are issued and outstanding. The outstanding shares of MFC Common Stock and MFC Series A Preferred Stock constitute MFC's only outstanding equity securities. The shares of MFC Common Stock and MFC Series B Preferred Stock into which shares of Cardinal Stock are converted at the Effective Time pursuant to this Agreement will, at the time of issuance, be duly authorized, validly issued, fully paid and nonassessable.

     3.03. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by MFC's Board of Directors. Subject only to receipt of required approvals of Regulatory Authorities (as contemplated by Paragraph 6.02) and the approval of MFC's shareholders (as contemplated by Paragraph 5.01), (i) MFC has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings required to be taken to authorize MFC to enter into this Agreement and to perform

                                                                     EXHIBIT 2.1

its obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of MFC enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     3.04. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Subject to receipt of required approvals of Regulatory Authorities (as contemplated by Paragraph 6.02), neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by MFC with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, MFC's Articles of Incorporation or Bylaws, or, except where the same would not have a material adverse effect on MFC and MountainBank considered as one entity or on their financial condition, results of operations, prospects, businesses, assets, Loan portfolio, investments, properties or operations (an "MFC Material Effect"), any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which MFC or MountainBank is bound or by which either of them, or their respective businesses, capital stock or any of their respective properties or assets may be affected; (ii) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of MFC's or MountainBank's properties or assets, except where the same would not have an MFC Material Effect; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have an MFC Material Effect or a material adverse effect on MFC's ability to consummate the transactions described herein; or (iv) result in the acceleration of any material obligation or indebtedness of MFC or MountainBank.

             No consents, approvals or waivers are required to be obtained from any person or entity in connection with MFC's execution and delivery of this Agreement, or the performance of their respective obligations or agreements or the consummation of the transactions described herein, except for required approvals of Regulatory Authorities described in Paragraph 6.02 and the approval of MFC's shareholders described in Paragraph 5.01.

     3.05. CONVERTIBLE SECURITIES, OPTIONS, ETC. With the exception of its outstanding shares of Series A Preferred Stock which is convertible into shares of MFC Common Stock, and outstanding options to purchase shares of MFC Common Stock granted pursuant to MFC's employee and director stock option plans, MFC has no outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of MFC Common Stock or any other securities of MFC, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of MFC Common Stock or any other securities of MFC, or (iii) plan, agreement or other arrangement pursuant to which shares of MFC Common Stock or any other securities of MFC, or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of MFC, have been or may be issued.

     3.06. MFC BOOKS AND RECORDS. MFC's and MountainBank's respective books of account and business records have been maintained in all material respects in compliance with all applicable legal and accounting requirements, and such books and records are complete and reflect accurately in all material respects their respective items of income and expense and all of their respective assets, liabilities and stockholders' equity. The minute books of MFC and MountainBank are complete and accurately reflect in all material respects all corporate actions which their respective shareholders and boards of directors, and all committees thereof, have taken during the time periods covered by such minute books, and all such minute books have been or will be made available to Cardinal and its representatives.

                                                                     EXHIBIT 2.1

     3.07. MFC REPORTS. To the "Best Knowledge" (as defined in Paragraph 10.14) of MFC, since December 31, 1996, MFC and MountainBank each has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it or they were required to file with (i) the North Carolina Commissioner of Banks (the "N.C. Commissioner"), (ii) the FDIC,
(iii) the FRB, (iv) the SEC, or (v) any other Regulatory Authorities. Each such report, registration and statement filed by MFC or MountainBank with the N.C. Commissioner, the FDIC, the FRB, the SEC, or any other Regulatory Authorities are collectively referred to in this Agreement as the "MFC Reports." To the Best Knowledge of MFC, the MFC Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither MFC nor MountainBank has been notified that any such MFC Reports were deficient in any material respect as to form or content.

     3.08. MFC FINANCIAL STATEMENTS. MFC has Previously Disclosed to Cardinal a copy of its audited consolidated statements of financial condition as of December 31, 2000 and 2001, and its audited consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1999, 2000 and 2001, together with notes thereto (collectively, the "MFC Audited Financial Statements"), and its unaudited consolidated statements of financial condition as of March 31, 2002, and unaudited consolidated statements of income and cash flows for the three-months ended March 31, 2001 and 2002, together with notes thereto (collectively, the "MFC Interim Financial Statements"). The MFC Audited Financial Statements and the MFC Interim Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, (ii) are in accordance with MFC's books and records, and
(iii) present fairly MFC's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The MFC Audited Financial Statements have been audited by Larrowe & Company PLLC which serves as MFC's independent certified public accountants.

     3.09. MFC TAX RETURNS AND OTHER TAX MATTERS. (i) MFC and MountainBank each has timely filed or caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and, to the Best Knowledge of MFC, all such returns and reports were true, correct and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state and local income taxes reflected in such returns, and all profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments, which have become due from or been assessed or levied against MFC, MountainBank or their respective properties have been fully paid or, if not yet due, a reserve or accrual, which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes, is reflected on the MFC Interim Financial Statements; (iii) the income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other tax returns and reports of MFC and MountainBank have not been subjected to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department of Revenue in the last ten years and neither MFC nor MountainBank has received any indication of the pendency of any audit or examination in connection with any such tax return or report and, to the Best Knowledge of MFC, no such return or report is subject to adjustment; and (iv) neither MFC nor MountainBank has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax year, the audit of any such tax return or report, or the assessment or collection of any tax.

     3.10. ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS. Since December 31, 2001, there has been no material adverse change in MFC's consolidated assets, liabilities or operations, and there currently exists no condition or circumstance in MFC's consolidated assets, liabilities or operations which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse

                                                                     EXHIBIT 2.1

change in or affecting the consolidated financial condition of MFC or its consolidated results of operations, prospects, business, assets, Loan portfolio, investments, properties or operations (an "MFC Material Change").

     3.11. ABSENCE OF UNDISCLOSED LIABILITIES. Neither MFC nor MountainBank has any material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the MFC Audited Financial Statements, (ii) increases in deposit accounts in the ordinary course of MountainBank's business since December 31, 2001, or (iii) unfunded commitments to make, issue or extend loans, lines of credit, letters of credit or other extensions of credit entered into in the ordinary course of MountainBank's business and in accordance with its normal lending policies and practices.

     3.12.   LITIGATION AND COMPLIANCE WITH LAW.

             (a) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the Best Knowledge of MFC, any facts or circumstances which reasonably could result in such), including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Best Knowledge of MFC, threatened, contemplated or probable of assertion, against MFC or MountainBank or any of their respective properties, assets which, if determined adversely, could have an MFC Material Effect or a material adverse effect on MFC's ability to consummate the Merger.

             (b) MFC and MountainBank each has all licenses, permits, orders, authorizations or approvals ("Permits") of all federal, state, local or foreign governmental or regulatory agencies that are material to or necessary for the conduct of its business or to own, lease and operate its properties, all such Permits are in full force and effect, no violations have occurred with respect to any such Permits, and no proceeding is pending or, to the Best Knowledge of MFC, threatened or probable of assertion, to suspend, cancel, revoke or limit any Permit, except where the same would not have an MFC Material Effect.

             (c) Neither MFC nor MountainBank is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority (including without limitation the North Carolina Commissioner of Banks, the FDIC or the FRB) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or any other matter; there are no judgments, orders, stipulations, injunctions, decrees or awards against either MFC or MountainBank which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice of MFC or MountainBank; and neither MFC or MountainBank has been advised, nor has any reason to believe, that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, writ, injunction, directive, memorandum, judgment, stipulation, decree or award.

             (d) To the Best Knowledge of MFC, neither MFC nor MountainBank is in violation or default in any material respect under, and each of them has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Regulatory Authority (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other federal and state laws and regulations applicable to extensions of credit by MountainBank), except where their failure to comply would not have an MFC Material Effect. To the Best Knowledge of MFC, there is no basis for any claim by any person or authority for compensation, reimbursement, damages or other penalties or relief for any violations described in this subparagraph (d).

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                                                                     EXHIBIT 2.1

     3.13. RESERVE FOR LOAN LOSSES. MFC's and MountainBank's reserve for possible Loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and, to the Best Knowledge of MFC, all applicable requirements, rules and policies of the North Carolina Commissioner of Banks and the FDIC and, in the best judgment of management and the Boards of Directors of MFC, is reasonable in view of the size and character of MountainBank's Loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in MountainBank's Loan portfolios and other real estate owned.

     3.14. INSURANCE OF DEPOSITS. All deposits of MountainBank are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from MountainBank to the FDIC have been paid in full in a timely fashion, and to the Best Knowledge of MFC, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

     3.15. OBSTACLES TO REGULATORY APPROVAL. To the Best Knowledge of MFC, no fact or condition (including without limitation MountainBank's record of compliance with the Community Reinvestment Act) exists that may reasonably be expected to prevent or materially impede or delay MFC or Cardinal from obtaining the regulatory approvals required in order to consummate the transactions described in this Agreement; and, if any such fact or condition becomes known to the executive officers of MFC, MFC promptly (and in any event within three days after obtaining such Knowledge) shall communicate such fact or condition to the Chairman, President and Chief Executive Officer of Cardinal.

     3.16. DISCLOSURE. To the Best Knowledge of MFC, no written statement, certificate, schedule, list or written information furnished by or on behalf of MFC to Cardinal in connection with this Agreement, when considered as a whole, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                              COVENANTS OF CARDINAL

     4.01. AFFIRMATIVE COVENANTS OF CARDINAL. Cardinal hereby covenants and agrees as follows with MFC:

             (a) Cardinal Shareholders' Meeting. Cardinal agrees to cause a meeting of its shareholders (the "Cardinal Shareholders' Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by Cardinal's shareholders on the approval of the Merger and the ratification and adoption of this Agreement. In connection with the call and conduct of, and all other matters relating to, the Cardinal Shareholders' Meeting (including the solicitation of appointments of proxies), Cardinal will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

             Cardinal will solicit appointments of proxies from its shareholders for use at the Cardinal Shareholders' Meeting and, in connection with that solicitation, it will distribute to its shareholders proxy solicitation materials (a "Proxy Statement") in the form of the "Proxy Statement/Prospectus" described in Paragraph 6.01 below.

             Unless, due to a material change in circumstances after the date hereof, Cardinal's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that such a recommendation would violate the directors' duties or obligations as such to Cardinal or to its shareholders, and provided that MFC is then in compliance with its obligations under this Agreement, Cardinal covenants that its directors, individually and collectively as Cardinal's Board of Directors, will recommend

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                                                                     EXHIBIT 2.1

to and actively encourage Cardinal's shareholders to vote their shares of Cardinal Stock at the Cardinal Shareholders' Meeting in favor of ratification and approval of this Agreement and the Merger, and the Proxy Statement distributed to Cardinal's shareholders in connection with the Cardinal Shareholders' Meeting will so indicate and state that Cardinal's Board of Directors considers the Merger to be advisable and in the best interests of Cardinal and its shareholders.

             (b) Affiliates Agreements. With respect to shareholders of Cardinal whose shares of MFC Common Stock and MFC Series B Preferred Stock to be received in connection with the Merger are deemed by MFC to be subject to the transfer restrictions under the Securities Act of 1933 (the "1933 Act) described in Paragraph 6.10(a) below, Cardinal will use its reasonable best efforts to cause each such person to execute and deliver to MFC prior to the Effective Time a written agreement (an "Affiliates Agreement") relating to those transfer restrictions. Each Affiliates Agreement shall be in form and content reasonably satisfactory to MFC and substantially in the form attached as Exhibit C to this Agreement.

             (c) Conduct of Business Prior to Effective Time. Although the parties recognize that the operation of Cardinal and Floyd until the Effective Time is the responsibility of their respective Boards of Directors and officers, Cardinal agrees that, between the date of this Agreement and the Effective Time, and except as otherwise provided herein or expressly agreed to in writing by MFC's President or Chief Financial Officer, Cardinal will carry on its business, and will cause Floyd to carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Cardinal agrees to use its best efforts, and to cause Floyd to use its best efforts, to:

                 (i) preserve intact its present business organization, in general to keep available its present officers and employees, and in general to preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it as a whole;

                 (ii) maintain all of its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

                 (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                 (iv) comply in all material respects with all laws, rules and regulations applicable to it, to its properties, assets or employees, and to the conduct of its business;

                 (v) not change its existing Loan underwriting guidelines, policies or procedures in any material respect except as may be required by law;

                 (vi) continue to maintain in force the Policies described in Paragraph 2.26; and not cancel, terminate, fail to renew, or modify any Policy, or allow any Policy to be cancelled or terminated, unless the cancelled or terminated Policy is replaced with a bond or policy providing coverage, or unless the Policy as modified provides coverage, that is substantially equivalent to the Policy that is replaced or modified; and,

                 (vii) promptly provide to MFC such information about its financial condition, results of operations, prospects, businesses, assets, Loan portfolio, investments, properties, employees or operations, as MFC reasonably shall request.

                                                                     EXHIBIT 2.1

             (d) Periodic Financial and Other Information. Upon the request of MFC following the date of this Agreement and from time to time until the Effective Time, Cardinal promptly will deliver the following information to MFC in writing within five business days following each such request by MFC:

                 (i) a consolidated income statement and a consolidated statement of condition;

                 (ii)  a copy of all interim consolidated financial statements;

                 (iii) a copy of each report, registration, statement, or other communication or regulatory filing made by Cardinal or Floyd with or to any Regulatory Authority;

                 (iv) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan; and,

                 (v) the following information with respect to Floyd's Loans or any commitment to make, issue or extend any Loan:

                   (A) a list of Loans that are past due as to principal or
                       interest for more than 30 days;

                   (B) a list of Loans in nonaccrual status;

                   (C) a list of all Loans without principal reduction for a
                       period of longer than one year;

                   (D) a list of all foreclosed real property or other real
                       estate owned and all repossessed personal property;

                   (E) a list of each reworked or restructured Loan still
                       outstanding, including original terms, restructured terms and status; and

                   (F) a list of any actual or threatened litigation by or
                       against Floyd pertaining to any Loan or credit, which list shall contain a description of circumstances surrounding such litigation, its present status and, unless such disclosure would result in a waiver of attorney-client privilege or be discoverable, management's evaluation of such litigation.

                 (vi)  the following additional information:

                   (A) a listing of each new Loan in an original principal
                       amount of $250,000 or more made since the same information was last provided;

                   (B) a listing of each renewal, extension or modification of the terms of a Loan effected since the same information was last provided;

                   (C) a listing of each commitment to extend credit in a
                       principal amount of $250,000 or more issued since the same information was last provided; and

                                                                     EXHIBIT 2.1

                   (D) a then current listing of all documentation or compliance exceptions relating to Floyd's Loans.

             (e) Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, Cardinal promptly will notify MFC in writing of and provide to it such further information as it shall request regarding (i) any Cardinal Material Change, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such Cardinal Material Change, or of
(ii) the actual or, to the Best Knowledge of Cardinal, prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Cardinal herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or may or could cause, create or result in the breach or violation in any material respect of any of Cardinal's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.03.

             (f) Accruals for Loan Loss Reserve, Expenses and Other Accounting Matters. Cardinal will make, or will cause Floyd to make, such appropriate accounting entries in its books and records and take such other actions as MFC, in its sole discretion, deems to be required by GAAP, or which MFC otherwise deems to be necessary, appropriate or desirable in anticipation of the Merger, including without limitation additional provisions to Floyd's Loan Loss Reserve or accruals or the creation of reserves for employee benefit and Merger-related expenses; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by Cardinal and MFC, Cardinal shall not be required to make any such accounting entries until immediately prior to the Closing and unless all conditions to its obligation to consummate the Merger have been satisfied as described in Paragraph 7.02 below (except to the extent that any such conditions are waived by Cardinal).

             (g) Loan Charge-Offs. Cardinal will make, or will cause Floyd to make, such appropriate accounting entries in its books and records and take such other actions as MFC deems to be necessary, appropriate or desirable to charge-off any Loans on Floyd's books, or any portions thereof, that MFC, in its sole discretion, considers to be losses or that MFC otherwise believes, in good faith, are required to be charged off pursuant to applicable banking regulations, GAAP or otherwise, or that otherwise would be charged off by MFC after the Effective Time in accordance with its Loan administration and charge-off policies and procedures; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by Cardinal and MFC, Cardinal shall not be required to make any such accounting entries or take any such actions until immediately prior to the Closing and unless all conditions to its obligation to consummate the Merger have been satisfied as described in Paragraph 7.02 below (except to the extent that any such conditions are waived by Cardinal).

             (h) Correction of Credit Documentation and Compliance Deficiencies. If, during the course of its continuing review of Floyd's credit files after the date of this Agreement, MFC notifies Cardinal of situations or circumstances relating to specific Loans or credit files that MFC has identified and that MFC, in its discretion, considers to be deficiencies in Loan documentation or to constitute violations of applicable banking rules or regulations relating to Loans, Cardinal will in good faith reviw such situations and circumstances and, to the extent it concurs, will cause Floyd to promptly take all such actions as are necessary or that MFC specifies in order to correct those deficiencies or violations, and each of those deficiencies or violations shall be corrected to MFC's reasonable satisfaction prior to the Effective Time.

             (i) Consents to Assignment of Contracts and Leases. With respect to each contract or other agreement, including without limitation each lease or rental agreement pertaining to real or personal property (including each of the Real Property Leases), to which Cardinal or Floyd is a party and which MFC reasonably believes requires the consent of any other contracting party in connection with an actual or deemed assignment or transfer of Cardinal's or Floyd's interest or obligation thereunder as a

                                                                     EXHIBIT 2.1

result of the Merger, Cardinal will use its reasonable best efforts to obtain the written consent of that other party to the assignment to MFC of Cardinal's or Floyd's rights and obligations under the agreement and, in the case of the Real Property Leases and without regard to any requirement of the lessor's consent, Floyd will use its reasonable best efforts to obtain from each lessor of the property thereunder a landlord's estoppel certificate, each of which consents or certificates shall be in a form reasonably satisfactory to MFC; provided, however, that Cardinal's "best efforts" shall not be deemed to require Cardinal to pay any monetary consideration or make any lease concessions therefor except as necessary to cure any default or condition of default.

             (j) Access. Cardinal agrees that, following the date of this Agreement and to and including the Effective Time, it will provide MFC and its employees, accountants, legal counsel, environmental consultants or other consultants or other representatives and agents access to all its and Floyd's books, records, files (including credit files and Loan documentation and records) and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, legal counsel, environmental or other consultants, or other representatives or agents, as MFC shall, in its sole discretion, consider to be necessary or appropriate for the purpose of conducting ongoing reviews and investigations of the assets and business affairs of Cardinal and Floyd, preparing for consummation of the Merger and the consolidation of Cardinal's operations into those of MFC, determining the accuracy of Cardinal's representations and warranties in this Agreement or its compliance with its covenants in this Agreement, or for any other reason; provided, however, that any investigation or reviews conducted by or on behalf of MFC shall be performed in such a manner as will not interfere unreasonably with Cardinal's or Floyd's normal operations or with its relationship with its customers or employees, or result in a waiver of attorney-client privilege, and shall be conducted in accordance with procedures established by the parties.

                   Notwithstanding anything contained in this Paragraph 4.01(j) to the contrary, (i) any discussions by MFC's employees or other agents or representatives with Floyd's employees (other than discussions regarding information about financial transactions between Floyd and its customers) shall be in the presence of Cardinal's President or with his prior written or verbal consent, and (ii) in the event that Cardinal's or Floyd's providing of information to MFC pursuant to this Agreement results in a breach of any confidentiality obligation of Cardinal or Floyd to any third party, such breach and the consequences of such breach shall not constitute a breach or violation of any provision of this Agreement, and MFC shall indemnify and hold harmless Cardinal and Floyd from all damages, losses and expenses which it may incur as a result of that breach of confidentiality.

             (k) Pricing of Deposits and Loans. Following the date of this Agreement, Cardinal will make, and will cause Floyd to make, pricing decisions with respect to Floyd's deposit accounts and Loans in a manner consistent with its past practices based on competition and prevailing market rates in its banking markets.

             (l) Further Action; Instruments of Transfer. Cardinal covenants and agrees with MFC that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest practicable date, (ii) shall perform all acts and execute and deliver to MFC all documents or instruments required of it herein, or as otherwise shall be reasonably necessary or useful to or requested by MFC, in consummating such transactions, and, (iii) will cooperate with MFC in every reasonable way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

     4.02. NEGATIVE COVENANTS OF CARDINAL. Cardinal hereby covenants and agrees that, between the date hereof and the Effective Time, without the prior written consent and authorization of MFC's President or Chief Financial Officer:

             (a) Amendments to Articles of Incorporation or Bylaws. Neither Cardinal nor Floyd will amend its Articles of Incorporation or Bylaws.

                                                                     EXHIBIT 2.1

             (b) Change in Capitalization. Neither Cardinal nor Floyd will make any change in its authorized capital stock, create any other or additional authorized capital stock or other securities, or reclassify, combine or split any shares of its capital stock or other securities.

             (c) Sale or Issuance of Shares. Neither Cardinal nor Floyd will sell or issue any additional shares of capital stock or other securities, including any securities convertible into capital stock, or enter into any agreement or understanding with respect to any such action.

             (d) Purchase or Redemption of Shares. Neither Cardinal nor Floyd will purchase, redeem, retire or otherwise acquire any shares of its capital stock.

             (e) Options, Warrants and Rights. Neither Cardinal nor Floyd will grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

             (f) Dividends. Cardinal will not declare or pay any dividends on its outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders, other than cash dividends which Cardinal shall be permitted to declare on Cardinal Stock during June 2002 in an amount not to exceed $.20 per share, and, unless the transactions described herein shall previously have been consummated, during December 2002 in an amount not to exceed $.24 per share; provided, however, that in no event shall the aggregate amount of cash dividends declared by Cardinal during 2002 exceed 105% of the aggregate amount of cash dividends declared by Cardinal during 2001.

             (g) Employment, Benefit or Retirement Agreements or Plans. Except as required by law, and with the exception of the "SERP" and "BOLI" plans presently being adopted by Floyd for Leon Moore, neither Cardinal nor Floyd will
(i) enter into or become bound by any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by it without cost or other liability on no more than 30 days' notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

             (h) Increase in Compensation; Bonuses. Neither Cardinal nor Floyd will increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its current or former directors, officers, employees or consultants. However, notwithstanding anything contained herein to the contrary, prior to the Effective Time Cardinal and Floyd may review and make routine increases in the salaries of their employees; provided that the times and amounts of those increases are consistent with Cardinal's and Floyd's past practices and their salary administration and review policies and procedures in effect on December 31, 2001.

             (i) Accounting Practices. Neither Cardinal nor Floyd will make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

                                                                     EXHIBIT 2.1

             (j) Acquisitions; Additional Branch Offices. Except to the extent that the respective Presidents of MFC and Cardinal, following consultation, both agree, neither Cardinal nor Floyd will directly or indirectly (i) acquire (whether by merger or otherwise), or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

             (k) Changes in Business Practices. Except as may be required by the Virginia Commissioner, the FDIC or any other Regulatory Authority, or as shall be required by applicable law, regulation or this Agreement, neither Cardinal nor Floyd will (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies.

             (l) Exclusive Merger Agreement. Unless, due to a material change in circumstances after the date hereof, Cardinal's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that any such action or inaction would violate the directors' duties or obligations as such to Cardinal or to its shareholders, neither Cardinal, nor its directors, individually or acting as Cardinal's Board of Directors, will, directly, or indirectly through any person, (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than MFC) relating to a merger or other acquisition of Cardinal or Floyd or the purchase or acquisition of any Cardinal Stock, any branch office of Floyd or all or any significant part of Cardinal's or Floyd's assets, or provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning Cardinal, Floyd or their business, or afford to any other person or entity access to either of their respective properties, facilities, books or records; (iii) sell or transfer any branch office of Floyd or all or any significant part of Cardinal's or Floyd's assets to any other person or entity; or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

             (m) Debt; Liabilities. Neither Cardinal nor Floyd will (i) enter into or become bound by any promissory note, Loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity (except pursuant to standby letters of credit issued by Floyd in the ordinary course of its lending business), or (iii) except in the ordinary course of its business consistent with its past practices, incur any other liability or obligation (absolute or contingent).

             (n) Liens; Encumbrances. Neither Cardinal nor Floyd will mortgage, pledge or subject any of its assets to, or permit any of its assets to become or, except for those liens or encumbrances Previously Disclosed to MFC, remain subject to, any lien (which in the case of any involuntary lien is in an amount which exceeds $10,000 and remains outstanding or of record for more than 30 days) or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing public funds deposits or repurchase agreements).

             (o) Waiver of Rights. Neither Cardinal nor Floyd will waive, release or compromise any rights in its favor against or with respect to any of its current or former officers, directors, shareholders, employees, consultants, or members of families of current or former officers, directors, shareholders, employees or consultants, nor will either of them waive, release or compromise any material rights against or with respect to any other person or entity except in the ordinary course of business and in good faith for fair value in money or money's worth.

             (p) Other Contracts. Neither Cardinal nor Floyd will enter into or become bound by any contracts, agreements, commitments or understandings (other than those permitted elsewhere in this

                                                                     EXHIBIT 2.1

Paragraph 4.02) (i) for or with respect to any charitable contributions except in the ordinary course of Cardinal's or Floyd's business and in amounts and to organizations consistent with their past practices; (ii) with any governmental or regulatory agency or authority (except in connection with Floyd's acceptance of public funds deposits in the ordinary course of its deposit business); or
(iii) which is entered into other than in the ordinary course of its business.

             (q) Deposit Liabilities. Floyd will not make any material change in its current deposit policies and procedures or take any actions designed to materially increase or decrease the aggregate level of its deposits as of the date of this Agreement.

             (r) Loan Participations. Floyd will not buy or sell any participation or interest in any Loan except from or to MountainBank.

                                    ARTICLE V
                                COVENANTS OF MFC

     MFC hereby covenants and agrees as follows with Cardinal:

     5.01 MFC SHAREHOLDERS' MEETING. MFC agrees to cause a meeting of its shareholders (the "MFC Shareholders' Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by MFC's shareholders on the approval of the Merger and the ratification and adoption of this Agreement. In connection with the call and conduct of, and all other matters relating to, the MFC Shareholders' Meeting (including the solicitation of proxies), MFC will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

             MFC will solicit appointments of proxies from its shareholders for use at the MFC Shareholders' Meeting and, in connection with that solicitation, it will distribute to its shareholders proxy solicitation materials (a "Proxy Statement") in the form of the "Proxy Statement/Prospectus" described in Paragraph 6.01 below.

             Unless, due to a material change in circumstances after the date hereof, MFC's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that such a recommendation would violate the directors' duties or obligations as such to MFC or to its shareholders, MFC covenants that its Board of Directors will recommend to and actively encourage MFC's shareholders to vote their shares of MFC Common Stock at the MFC Shareholders Meeting in favor of ratification and approval of this Agreement and the Merger, and the Proxy Statement distributed to MFC's shareholders in connection with the MFC Shareholders' Meeting will so indicate and state that MFC's Board of Directors considers the Merger to be advisable and in the best interests of MFC and its shareholders.

     5.02 REGISTRATION STATEMENT. As soon as practicable following the date of this Agreement, MFC will prepare and file with the Securities and Exchange Commission (the "SEC") under the 1933 Act a registration statement on Form S-4 or other appropriate form (the "MFC Registration Statement") which covers MFC's offer of MFC Common Stock and MFC Series B Preferred Stock to Cardinal's shareholders in exchange for their shares of Cardinal Stock as described in this Agreement. The "Prospectus" contained in the MFC Registration Statement will be in the form of the "Proxy Statement/Prospectus" described in Paragraph 6.01 below. Following the filing of the MFC Registration Statement, MFC will respond to comments of the SEC with respect thereto, file any necessary amendments thereto, and take all such other actions as reasonably shall be necessary, to cause the MFC Registration Statement to be declared effective by the SEC as soon as practicable; provided, however, that MFC shall not be required to file any such amendment, or take any such other action, which is demonstrably excessively burdensome or which would involve excessive expense in relation to the benefits of the Merger, or which would have an MFC Material Effect.

                                                                     EXHIBIT 2.1

     5.03. "BLUE SKY" APPROVALS. As soon as practicable following the date of this Agreement, MFC will take all actions, if any, required by applicable state securities or "blue sky" laws (i) to cause the MFC Common Stock and MFC Series B Preferred Stock to be, at the time of the issuance thereof, duly qualified or registered (unless exempt) under such laws, or to cause all conditions to any exemptions from qualification or registration thereof under such laws to have been satisfied, and (ii) to obtain any and all other approvals or consents to the issuance of the MFC Common Stock and MFC Series B Preferred Stock that are required under applicable state law.

     5.04.   Employees; Employee Benefits.

             (a) Employment Agreement. Provided that he remains employed as Chairman, President and Chief Executive Officer of Cardinal and Floyd, at the Effective Time MFC will cause Floyd to enter into an employment agreement with
R. Leon Moore in substantially the form of Exhibit D to this Agreement (the "Employment Agreement"). MFC will guarantee Floyd's payment obligations under the Employment Agreement.

             (b) Employment of Other Floyd Employees. Employees of Floyd at the Effective Time, other than R. Leon Moore, may choose to continue as employees "at will" of Floyd after the Effective Time. However, in the case of each such employee who elects to continue his or her employment with Floyd following the Effective Time on that basis (a "Floyd Employee"), and notwithstanding anything contained in this Agreement to the contrary, neither Floyd, Cardinal nor MFC shall have any obligation to employ or provide employment to any Floyd Employee for any particular term or length of time following the Effective Time, and the ongoing employment of each Floyd Employee shall be in such a position, at such location within Floyd's branch system, and for such rate of compensation, as shall be determined in the ordinary course of Floyd's business following the Effective Time. The employment of each Floyd Employee after the Effective Time will be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement between Floyd and any such person or to obligate Floyd or MFC to employ any such person for any specific period of time, in any specific position, or at any specific salary or rate of compensation, or to restrict Floyd's right to terminate the employment of any such person at any time following the Effective Time and for any reason satisfactory to it.

             (c) Employee Benefits. Except as otherwise provided in this Agreement, and subject to the requirements of applicable law, following the Effective Time, each Floyd Employee shall be entitled to participate in employee benefit plans provided generally by Floyd to its employees prior to the Effective Time (other than Floyd's defined benefit pension plan as provided for in Paragraph 6.06 below) and, with respect to any employee benefit plan offered by MFC generally to the employees of MountainBank and for which Floyd does not offer a comparable plan, in those plans, all on the same basis, and subject to the same eligibility and vesting requirements and other conditions, restrictions and limitations, as generally are in effect and applicable to other Floyd Employees or employees of MountainBank, as the case may be. In the case of plans provided by Floyd prior to the Effective Time for which MFC offers a comparable plan, following the Effective Time Floyd's and MFC's respective Presidents shall, in good faith, confer and determine, as between Floyd's and MFC's comparable plans, which plans are the most advantageous to Floyd Employees, and, if MFC's plan is determined to be the most advantageous, that plan will be offered to Floyd Employees in place of the comparable Floyd plan (subject to the requirements of applicable law regarding the offering of employee benefits plans). In the event that, following the Effective Time, Floyd Employees become eligible to participate in any employee benefit plan or program of MFC, including any such plan or program offered in the place of a plan or program offered by Floyd prior to the Effective Time but which is discontinued after the Effective Time, then, so long as the same shall be legally permissible, each Floyd Employee will be given credit for his or her full years of service with Floyd prior to the Effective Time for purposes of (i) eligibility for participation and vesting (in the case of MFC's Section 401(k) savings plan if that plan is adopted by Floyd), and (ii) for all purposes under other benefit plans (including for purposes of entitlement to vacation leave) that may be offered to Floyd Employees from time to time.

                                                                     EXHIBIT 2.1

     5.05 FURTHER ACTION; INSTRUMENTS OF TRANSFER. MFC covenants and agrees with Cardinal that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to Cardinal all documents or instruments required of it herein, and
(iii) will cooperate with Cardinal in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.01. PREPARATION AND DISTRIBUTION OF PROXY STATEMENT/PROSPECTUS. Cardinal and MFC jointly will prepare a "Proxy Statement/Prospectus" for distribution to their respective shareholders as Cardinal's "Proxy Statement" described in Paragraph 4.01(a) above and MFC's "Proxy Statement" described in Paragraph 5.01 above, and as MFC's Prospectus contained in the MFC Registration Statement as described in Paragraph 5.02 above. The Proxy Statement/Prospectus will be prepared, in all material respects in such form, and will contain or be accompanied by such information regarding the Cardinal Shareholders' Meeting, the MFC Shareholder's Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein, or otherwise, as is required by the 1933 Act and rules and regulations of the SEC thereunder to be included in MFC's Prospectus, and as is required by the 1934 Act and rules and regulations of the SEC thereunder (including without lmitation Regulation 14A) to be included in Cardinal's Proxy Statement and MFC's Proxy Statement, or as otherwise shall be agreed upon by legal counsel for MFC and Cardinal.

             Cardinal and MFC will mail the Proxy Statement/Prospectus to their respective shareholders on a date mutually agreed upon by Cardinal and MFC, but in no event less than 20 days prior to the scheduled date of the earlier of the Cardinal Shareholders' Meeting or the MFC Shareholders' Meeting; provided, however, that no such materials shall be mailed to Cardinal's shareholders unless and until the SEC shall have declared the MFC Registration Statement to be effective and approved Cardinal's and MFC's respective Proxy Statements. The Proxy Statement/Prospectus mailed to Cardinal's and MFC's respective shareholders shall be in the form of the final Prospectus contained in the MFC Registration Statement as it is declared effective by the SEC.

     6.02. REGULATORY APPROVALS. Cardinal and MFC each agrees with the other that, as soon as practicable following the date of this Agreement, it will prepare and file, or cause to be prepared and filed, all applications required to be filed by it under applicable law and regulations for approvals by Regulatory Authorities of the Merger or other transactions described in this Agreement, including without limitation any required applications for the approval of the Virginia Commissioner and the FRB. Cardinal and MFC each agrees
(i) to use its reasonable best efforts in good faith to obtain all necessary approvals of Regulatory Authorities required for consummation of the Merger and other transactions described herein, and (ii) before the filing of any such application required to be filed, to give each other party an opportunity to review and comment on the form and content of such application. Should the appearance of any of the officers, directors, employees or counsel of Cardinal or MFC be requested by each other or by any Regulatory Authority at any hearing in connection with any such application, it will use its best efforts to arrange for such appearance.

     6.03. INFORMATION FOR PROXY STATEMENT/PROSPECTUS AND APPLICATIONS FOR REGULATORY APPROVALS. Cardinal and MFC each covenants with the other that (i) it will cooperate with the other in the preparation of the Proxy Statement/Prospectus and applications for required approvals of Regulatory Authorities, and it will promptly respond to requests by the other and its legal counsel for information, and will provide all information, documents, financial statements or other material, that is required for, or that may be reasonably requested by any other party for inclusion in, any such document; (ii) none of the information provided by it for inclusion in any of such documents will contain any untrue statement of a material fact, or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, at

                                                                     EXHIBIT 2.1

and as of the time (A) MFC's Registration Statement is filed with and/or declared effective by the SEC, (B) Cardinal's Proxy Statement is filed with and/or approved by the SEC, (C) the Proxy Statement/Prospectus is mailed to Cardinal's and MFC's shareholders, or (D) the applications for required approvals of Regulatory Authorities are filed and/or such approvals are granted.

     6.04.   ANNOUNCEMENTS; CONFIDENTIAL INFORMATION.

             (a) Cardinal and MFC each agrees that no persons other than the parties to this Agreement are authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the other parties (which consent shall not unreasonably be denied or delayed), it will not make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the required approval of any Regulatory Authority to the consummation of the transactions described herein.

             (b) For purposes of this Paragraph 6.04, "Confidential Information" refers to any information (including business and financial information) that a party to whom the information pertains (an "Informing Party") provides or makes available, in connection with this Agreement, to a party for whose benefit the information is provided, or to that party's affiliates, directors, officers, employees, attorneys, advisors, consultants, representatives and agents (a "Receiving Party"), or which a Receiving Party may otherwise obtain from any examination of an Informing Party's documents, books, records, files or other written materials or from any discussions with any of the Informing Party's directors, officers, employees, attorneys, advisors, consultants, representatives and agents, and shall be deemed to include, without limitation, (i) all such documents, books, records, files or other written materials themselves and all information contained therein (whether maintained in writing, electronically, on microfiche or otherwise), (ii) all corporate minutes, financial projections and budgets, historical and projected sales reports, acquisition or other expansion analyses or plans, pro forma financial data, capital spending budgets and plans, market studies and business plans,
(iii) all information relative to financial results and condition, operations, policies and procedures, computer systems and software, shareholders, employees, officers, and directors, and (iv) all information relative to customers and former or prospective customers.

             (c) Prior to the Effective Time, all Confidential Information of an Informing Party is proprietary to the Informing Party and constitutes either trade secrets or confidential information of the Informing Party. Without the Informing Party's express written consent, the Receiving Party shall not remove any Confidential Information of the Informing Party in written or other recorded form from the Informing Party's premises.

             (d) Prior to the Effective Time, all Confidential Information of an Informing Party is to be held in strict confidence by a Receiving Party and, except as otherwise provided herein, may not be disclosed by a Receiving Party to any person or entity not a party to this Confidentiality Agreement, unless the Receiving Party:

                 (i) can demonstrate that the same information as the Confidential Information to be disclosed already was in its possession prior to such Confidential Information being obtained;

                 (ii) can demonstrate that the same information as the Confidential Information to be disclosed is already publicly available or, at that time, has become publicly available through no fault of, or violation of this Confidentiality Agreement by, the Receiving Party or any other person that the Receiving Party knows, or has reason to know, is obligated to protect such Confidential Information; or

                 (iii) demonstrates that the same information as the
                       Confidential Information to be disclosed was developed independently by or for the Receiving Party,

                                                                     EXHIBIT 2.1

                       without the use of the Confidential Information disclosed to or obtained by the Receiving Party.

             (e) Prior to the Effective Time, the Receiving Party (i) may disclose Confidential Information of the Informing Party to the Receiving Party's affiliates, directors, officers, employees, agents, attorneys, advisors and consultants who are directly involved in discussions of a potential transaction, only on a need to know basis and only if such persons or entities are provided a copy of, and agree in writing for the benefit of the other party to be bound by, the restrictions and obligations of this Confidentiality Agreement; and (ii) will enforce its obligations under this Confidentiality Agreement against all persons to whom it discloses Confidential Information and shall be responsible and liable to the Informing Party for any disclosure of Confidential Information by such persons or entities in violation of such restrictions and obligations.

             (f) Upon termination of this Agreement the Receiving Party will deliver or cause to be delivered to the Informing Party all written Confidential Information of the Informing Party in the possession of the Receiving Party, or provide an officer's affidavit as to the destruction of all copies of such Confidential Information.

             (g) Prior to the Effective Time, the Receiving Party shall not use any Confidential Information of the Informing Party in an unlawful manner, to interfere with or attempt to terminate or otherwise adversely affect any actual or proposed contractual or business relationship of the Informing Party, or for any other purposes other than in conjunction with the transactions described herein. Without limiting the generality of the foregoing, in no event shall the Receiving Party use any Confidential Information of the Informing Party, directly or indirectly, for the purpose of competing against the Informing Party.

             (h) Notwithstanding anything contained in this Paragraph 6.04 to the contrary, neither Cardinal nor MFC shall be required to obtain the prior consent of the other parties for any such disclosure which it, in good faith and upon the advice of its legal counsel, believes is required by law; provided, however, that before any such disclosure may be made by a Receiving Party upon the advice of its legal counsel, it shall, except where such notice is prohibited by law, give the Informing Party reasonable notice of its intent to make such disclosure, the form of content of that disclosure, and the basis upon which its legal counsel has advised it that such disclosure is required by law, so that the Informing Party may seek a protective order or other similar or appropriate relief, and the Receiving Party also shall undertake in good faith to have the Confidential Information to be disclosed treated confidentially by the party to whom the disclosure is made.

     6.05. REAL PROPERTY MATTERS. At its option and expense, MFC may cause to be conducted (i) a title examination, physical survey, zoning compliance review, and structural inspection of the Real Property and improvements thereon (collectively, the "Property Examination") and (ii) site inspections, historic reviews, regulatory analyses, and environmental assessments of the Real Property, together with such other studies, testing and intrusive sampling and analyses as MFC shall deem necessary or desirable (collectively, the "Environmental Survey").

             If, in the course of the Property Examination or Environmental Survey, MFC discovers a "Material Defect" (as defined below) with respect to the Real Property, MFC will give prompt written notice thereof to Cardinal describing the facts or conditions constituting the Material Defect, and MFC shall have the option exercisable upon written notice to Cardinal within 120 days following the date of this Agreement, to (i) waive the Material Defect, or
(ii) terminate this Agreement.

                                                                     EXHIBIT 2.1

             For purposes of this Agreement, a "Material Defect" shall include:

                 (a) the existence of any lien (other than the lien of real property taxes not yet due and payable), encumbrance, zoning restriction, easement, covenant or other restriction, title imperfection or title irregularity, or the existence of any facts or conditions that constitute a breach of Cardinal's representations and warranties contained in Paragraph 2.16 or 2.21 (a "Title Defect"), in either such case that MFC reasonably believes will materially and adversely affect its use of any parcel of the Real Property for the purpose for which it currently is used or the value or marketability of any parcel of the Real Property, or as to which MFC reasonably believes that the costs and expenses associated with the elimination or correction of the Title Defect, together with all other Title Defects, would be an aggregate of $50,000 or more as to all such Real Property; or

                 (b) the existence of any structural defects or conditions of disrepair in the improvements on the Real Property (including any equipment, fixtures or other components related thereto) that MFC reasonably believes would cost an aggregate of $50,000 or more to repair, remove or correct as to all such Real Property;

                 (c) the existence of facts or circumstances relating to any of the Real Property reflecting that (i) there likely has been a discharge, disposal, release, threatened release, or emission by any person of any Hazardous Substance on, from, under, at, or relating to the Real Property, or
(ii) any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to the Real Property which constitutes or would constitute a violation of any Environmental Laws or any contract or other agreement between Cardinal or Floyd and any other person or entity, as to which, in either such case, MFC reasonably believes, based on the advice of legal counsel or other consultants, that Cardinal or Floyd could become responsible or liable, or that MFC could become responsible or liable, following the Effective Time, for assessment, removal, remediation, monetary damages, or civil, criminal or administrative penalties or other corrective action and in connection with which the amount of expense or liability which Cardinal or Floyd could incur, or for which MFC could become responsible or liable, following consummation of the Merger at any time or over any period of time, could equal or exceed an aggregate of $100,000 or more as to all such Real Property.

             It is contemplated that MFC will conduct the Property Examination and the Environmental Survey following the date of this Agreement and prior to the Effective Time. It is the intent of this Agreement, and Cardinal understands and agrees, that, upon completion of the Property Examination and Environmental Survey, any of the above facts, conditions, circumstances or other matters may be deemed by MFC to constitute a "Material Defect," with the result that it may exercise its right to terminate this Agreement, within 120 days of the date hereof, without regard to any knowledge on the part of MFC or its officers or advisors of that Material Defect or the facts, conditions, circumstances or other matters pertaining thereto on the date of this Agreement and without regard to the fact that any such Material Defect or the facts, conditions, circumstances or other matters relating thereto have been disclosed by Cardinal to MFC, or any of its officers or advisors prior to the date of this Agreement (whether pursuant to Paragraph 10.13 below or otherwise).

     6.06. TREATMENT OF PENSION PLAN. Immediately prior to the Effective Time, and provided that all conditions to the parties' respective obligations to consummate the Merger as described in Article VII below have been satisfied or effectively waived, Cardinal shall make any such additional contributions to its defined benefit pension plan (the "Pension Plan") as shall be required to cause it to be fully funded or to eliminate any funding deficiency as of the Effective Time. The Pension Plan will be suspended effective as of the Effective Time., and no further contributions will be made to the Pension Plan after the Effective Time.

             Cardinal agrees that, prior to the Effective Time, and provided that all conditions to the parties' respective obligations to consummate the Merger as described in Article VII below have been satisfied or effectively waived, it will take or cause to be taken such actions as MFC shall reasonably consider to be necessary or desirable in connection with or to effect or facilitate the above suspension of the Pension Plan. MFC agrees that it will assume, as of the Effective Time, any and all administrative and fiduciary duties of

                                                                     EXHIBIT 2.1

Cardinal with respect to the day-to-day operation of Cardinal's Pension Plan, including duties relating to filings with the Internal Revenue Service relating to that plan.

     6.07. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. Cardinal and MFC agree that, to the extent the same can be purchased at a reasonable cost (to be determined in MFC's reasonable discretion), then immediately prior to the Effective Time Cardinal shall purchase "tail" coverage, effective at the Effective Time and for the maximum term available, under and in the same amount of coverage as is provided by its then current directors' and officers' liability insurance policy. Notwithstanding the purchase of such insurance, MFC acknowledges that, by virtue of the Merger, it shall become responsible for Cardinal's obligation under applicable Virginia law to indemnify its current and former directors and officers for liabilities arising out of their status as directors and officers prior to the Effective Time.

     6.08. TAX OPINION. Cardinal and MFC each agrees to use its best efforts to cause the Merger, and the conversion of outstanding shares of Cardinal Stock into shares of MFC Common Stock and MFC Series B Preferred Stock, on the terms contained in this Agreement, to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code and to obtain the written opinion of a firm of independent certified public accountants, or a law firm, which shall in either case be mutually satisfactory to them (the "Tax Opinion"), addressed jointly to the Boards of Directors of Cardinal and MFC, to the foregoing effect.

     6.09. FINAL TAX RETURN. Cardinal and MFC each agrees that MFC will make all necessary arrangements for Cardinal's and MFC's independent accountants, Larrowe & Company PLLC, to prepare, and MFC will cause to be filed, Cardinal's final federal and state income tax returns for the year in which the Effective Time occurs.

     6.10    RESTRICTIONS ON MFC STOCK ISSUED TO CERTAIN PERSONS.

             (a) Affiliates of Cardinal. The transfer restrictions provided for in Subsection (d) of the SEC's Rule 145 will apply to shares of MFC Common Stock and MFC Series B Preferred Stock issued in connection with the Merger to persons who are deemed by MFC to be "underwriters" pursuant to Subsection (c) of that Rule, including without limitation all persons who are "affiliates" of Cardinal (as that term is defined in the SEC's Rule 144(a)) on the date of the Cardinal Shareholders' Meeting and to those persons' related parties. Certificates evidencing the shares of MFC Common Stock and MFC Series B Preferred Stock issued to those persons and their related parties will bear a restrictive legend relating to those restrictions substantially in the form set forth in the form of Affiliates Agreement attached as Exhibit C hereto.

             (b) Affiliates of MFC. MFC Common Stock and MFC Series B Preferred Stock issued in connection with the Merger to persons who are "affiliates" of MFC (as that term is defined in the SEC's Rule 144(a)) following the Merger, and to those persons' related parties, may only be resold or otherwise transferred pursuant to the procedures described in Rule 144, an effective registration statement filed with and declared effective by the SEC, or another exemption from registration under the 1933 Act. Certificates evidencing the shares of MFC Common Stock and MFC Series B Preferred Stock issued to those persons and their related parties may, at MFC's option, bear a restrictive legend relating to those restrictions.

     6.11. EXPENSES. Subject to the provisions of Paragraph 8.03 below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, Cardinal and MFC each agrees to pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement, or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, consulting or advisory fees, filing fees, printing and mailing costs, and travel expenses). For purposes of this Agreement, expenses associated with the printing and mailing of the Proxy Statement/Prospectus and amounts payable with respect to the Tax Opinion will be deemed to have been incurred by Cardinal and MFC in proportion to their respective numbers of shareholders. All amounts owed by Cardinal to Scott & Stringfellow, including its consulting fees and fees for rendering the "Cardinal Fairness Opinion" described in Paragraph 7.01(e)(i), will be deemed to have been incurred solely by Cardinal. All

                                                                     EXHIBIT 2.1

amounts owed by MFC to The Carson Medlin Company, including its consulting fees and fees for rendering the "MFC Fairness Opinion" described in Paragraph 7.01(e)(ii), will be deemed to have been incurred solely by MFC.

     6.12. DIRECTORS. So long as they remain directors of Cardinal at the Effective Time, then: (i) within ten business days following the Effective Time, MFC's Board of Directors will increase its number of members by one, and R. Leon Moore ("Moore") will be appointed to serve as a director of MFC for a term of office extending to the next annual meeting of MFC's shareholders at which its directors are elected, and Moore and a second director of Cardinal to be mutually agreed upon by MFC and Cardinal's Board of Directors following the date of this Agreement each will be appointed to serve as a director of MountainBank, and (ii) the remaining members of Cardinal's Board of Directors, who also serve as directors of Floyd, will continue to serve as directors of Floyd. Immediately prior to the Closing, and as a condition to MFC's obligation to consummate the Merger, and so long as all conditions to Cardinal's obligation to consummate the Merger have been satisfied as described in Paragraph 7.02 below, Cardinal will take, and it will cause Floyd to take, any and all action required to increase the number of Floyd's directors to nine and will elect, effective as of the Effective Time, MFC's President and Chief Executive Officer, J.W. Davis, and one other person to be named by MFC as directors of Floyd to fill all of the resulting vacancies. Following the initial appointments of Moore and the other agreed upon Cardinal director as directors of MFC, and at the end of the then current terms of Floyd's directors who continue to serve as directors of Floyd following the Effective Time, the continued service of those persons as directors of MFC or Floyd will be subject to MFC's and Floyd's then current nomination and election processes.

     6.13. DUE DILIGENCE REVIEWS AND RIGHT TO TERMINATE. Cardinal and MFC each agrees that, during the period beginning on the date of this Agreement and ending at 5:00 P.M. on the tenth business day following the date of this Agreement (the "Due Diligence Period"), either of them, or their employees, legal counsel or other representative, may conduct continuing investigations of the assets and business affairs of the other and may terminate this agreement without liability or any further obligation to the other if it, in its sole discretion exercised in good faith, and based on information that comes to its attention during such continuing investigation, believes that the Merger is not in the best interests of its shareholders. For purposes of Cardinal's continuing investigation of MFC, during the Due Diligence Period MFC will give Cardinal access to MFC's and MountainBank's books, records, files and other information to the same extent and in the same manner as Cardinal is required to give access to MFC through the Effective Time pursuant to Paragraph 4.01(j) above.

                                   ARTICLE VII
                         CONDITIONS PRECEDENT TO MERGER

     7.01. CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

             (a) Approval by Regulatory Authorities; Disadvantageous Conditions. (i) The Merger and other transactions described in this Agreement shall have been approved, to the extent required by law, by the Virginia Commissioner and the FRB, and by all other Regulatory Authorities having jurisdiction over such transactions; (ii) no Regulatory Authority shall have objected to or withdrawn its approval of such transactions or imposed any condition on such transactions or its approval thereof, which condition is reasonably deemed by MFC to so adversely impact the economic or business benefits of this Agreement to MFC and MountainBank as to substantially reduce the financial value of the Merger to MFC and MountainBank considered as one entity and render it inadvisable for it to consummate the Merger; (iii) the 15-day or 30-day waiting period, as applicable, required following necessary approvals by the FRB for review of the transactions described herein by the United States Department of Justice shall have expired, and, in connection with any such review, no objection to the Merger shall have been raised; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

                                                                     EXHIBIT 2.1

             (b) Adverse Proceedings, Injunction, Etc. There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described in this Agreement or either of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (iii) any suit, action or proceeding by any person (including any Regulatory Authority), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Cardinal or MFC from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against Cardinal or MFC or any of their respective officers or directors which shall reasonably be considered by Cardinal or MFC to be materially burdensome in relation to the proposed Merger, or which Cardinal or MFC reasonably believes would have a Cardinal Material Effect or a MFC Material Effect , and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

             (c) Approval by Boards of Directors and Shareholders. The Boards of Directors of Cardinal and MFC shall have duly approved, adopted and ratified this Agreement by appropriate resolutions, and the shareholders of Cardinal and MFC shall have duly approved, ratified and adopted this Agreement at the Cardinal Shareholders' Meeting and the MFC Shareholders' Meeting, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and ByLaws.

             (d) Approval of Charter Amendment. MFC's Board of Directors shall have approved an amendment to MFC's Articles of Incorporation to authorize issuance of the MFC Series B Preferred Stock, and that amendment shall have been effected through the filing of appropriate Articles of Amendment with the North Carolina Secretary of State.

             (e)   Fairness Opinions.

                 (i) Cardinal shall have received from its financial advisor, Scott & Stringfellow, a written opinion, in a form satisfactory to it (the "Cardinal Fairness Opinion"), to the effect that the consideration to be received by Cardinal's shareholders in the Merger is fair, from a financial point of view, to Cardinal and its shareholders; and Scott & Stringfellow shall have delivered a letter to Cardinal, dated as of a date within five business days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to Cardinal and its shareholders.

                 (ii) MFC shall have received from its financial advisor, The Carson Medlin Company, a written opinion, in a form satisfactory to it (the "MFC Fairness Opinion"), to the effect that the terms of the Merger are fair, from a financial point of view, to MFC and its shareholders; and The Carson Medlin Company shall have delivered a letter to MFC, dated as of a date within five business days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to MFC and its shareholders.

             (f) Tax Opinion. Cardinal and MFC shall have received the Tax Opinion in form satisfactory to each of them.

             (g) No Termination or Abandonment. This Agreement shall not have been terminated or abandoned by any party hereto.

             (h) Employment Agreement. The Employment Agreement between Floyd and R. Leon Moore shall have been executed and delivered as described in Paragraph 5.04(a) above.

             (i) Articles of Merger; Other Actions. The Articles of Merger described in Paragraph 1.07 shall have been duly executed by MFC and filed with the North Carolina Secretary of State and the Virginia State Corporation Commission as provided in that Paragraph.

                                                                     EXHIBIT 2.1

     7.02. ADDITIONAL CONDITIONS TO CARDINAL'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Cardinal's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date:

             (a) Material Adverse Change. There shall not have occurred any MFC Material Change, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such MFC Material Change.

             (b) Compliance with Laws. MFC shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described in this Agreement where the violation of or failure to comply with any such law or regulation could or may have a MFC Material Effect or a material adverse effect on MFC's ability to consummate the Merger.

             (c) MFC's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by Cardinal as provided in Paragraph 10.02, each of the representations and warranties of MFC contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, except (i) for changes which, in the aggregate, do not constitute an MFC Material Change, will not have a MFC Material Effect, and do not have a material adverse affect on MFC's ability to consummate the Merger and other transactions described herein, and (ii) as otherwise contemplated by this Agreement; and MFC shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                   Cardinal shall have received a certificate dated as of the Closing Date and executed by MFC and its President and Chief Financial Officer to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by Cardinal.

             (d) Legal Opinion of MFC's Counsel. Cardinal shall have received the written legal opinion of Ward and Smith, P.A., counsel for MFC, dated as of the Closing Date, covering matters normally covered in such opinions and such other matters as Cardinal shall reasonably request and otherwise in form and substance reasonably satisfactory to Cardinal.

             (e) Other Documents and Information. MFC shall have provided to Cardinal correct and complete copies (certified by its Secretary) of resolutions of its Board of Directors and shareholders pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate of the incumbency of MFC's officers who executed this Agreement or any other documents delivered to Cardinal in connection with the Closing.

             (f) Acceptance by Cardinal's Counsel. The form and substance of all legal matters described in this Agreement or related to the transactions contemplated herein shall be reasonably acceptable to Cardinal's legal counsel.

     7.03. ADDITIONAL CONDITIONS TO MFC'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, MFC's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date:

             (a) Material Adverse Change. There shall not have occurred any Cardinal Material Change, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such Cardinal Material Change.

                                                                     EXHIBIT 2.1

             (b) Compliance with Laws. Cardinal and Floyd shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described in this Agreement and where the violation of or failure to comply with any such law or regulation could or may have a Cardinal Material Effect, or an MFC Material Effect after the Effective Time, or a material adverse effect on Cardinal's ability to consummate the Merger.

             (c) Cardinal's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by MFC as provided in Paragraph 10.02, each of the representations and warranties of Cardinal contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date, except (i) for changes which, in the aggregate, do not constitute a Cardinal Material Change, will not have a Cardinal Material Effect, and do not have a material adverse affect on Cardinal's ability to consummate the Merger and other transactions described herein, and (ii) as otherwise contemplated by this Agreement; and Cardinal shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

             MFC shall have received a certificate dated as of the Closing Date and executed by Cardinal and its Chairman, President and Chief Executive Officer and its [Chief Financial Officer] to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by MFC.

             (d) Affiliates Agreements. Cardinal shall have delivered to MFC an Affiliates Agreement described in Paragraph 4.01(b), in form and content reasonably satisfactory to MFC and substantially in the form attached as Exhibit C to this Agreement, and signed by each person who is deemed by MFC or its counsel to be subject to the transfer restrictions described in Paragraph 6.10(a).

             (e) Legal Opinion of Cardinal's Counsel. MFC shall have received the written legal opinion of Flippin Densmore Morse & Jessee, counsel to Cardinal, dated as of the Closing Date, covering matters normally covered in such opinions and such other matters as MFC shall reasonably request and otherwise in form and substance reasonably satisfactory to MFC.

             (f) Other Documents and Information. Cardinal shall have provided to MFC correct and complete copies (all certified by Cardinal's Secretary) of Cardinal's Articles of Incorporation and Bylaws, and resolutions of its Board of Directors and shareholders pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate as to the incumbency of Cardinal's officers who executed this Agreement or any other documents delivered to MFC in connection with the Closing.

             (g) Election of Floyd Directors. Cardinal and Floyd shall have taken any and all necessary action to increase the number of Floyd's directors to nine and shall have elected, effective as of the Effective Time, J. W. Davis and the one additional persons named by MFC as directors of Floyd to fill the resulting two vacancies, all as described in Paragraph 6.12 above.

             (h) Consents to Assignment; Estoppel Certificates. Cardinal shall have obtained and delivered to MFC the consents to assignments of leases and contracts and landlords' estoppel certificates requested by MFC as described in Paragraph 4.01(i) above.

             (i) Acceptance by MFC's Counsel. The form and substance of all legal matters described in this Agreement or related to the transactions contemplated herein shall be reasonably acceptable to MFC's legal counsel.

                                                                     EXHIBIT 2.1

                                  ARTICLE VIII
                          TERMINATION; BREACH; REMEDIES

     8.01. MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Cardinal and
MFC), this Agreement may be terminated by the mutual agreement of Cardinal and MFC. Upon any such mutual termination, all obligations of Cardinal and MFC hereunder shall terminate and each party shall pay its own costs and expenses as provided in Paragraph 6.11.

     8.02. UNILATERAL TERMINATION. Prior to the Effective Time, this Agreement may be terminated by either MFC or Cardinal (whether before or after approval hereof by Cardinal's and MFC's shareholders) upon written notice to the other parties in the manner provided herein and under the circumstances described below.

             (a) Termination by MFC. This Agreement may be terminated by MFC by action of its Board of Directors or Executive Committee:

                 (i) if any of the conditions to MFC's obligations set forth in Paragraph 7.01 or 7.03 above shall not have been satisfied in all material respects or effectively waived in writing by MFC by November 30, 2002 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of MFC to satisfy any of its obligations, covenants or agreements contained herein);

                 (ii) if Cardinal shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or VI herein in any material respect;

                 (iii) if any of Cardinal's representations or warranties contained in Article II above or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of Cardinal, or there has occurred any event or development or there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of Cardinal, and which, in any event, will have a Cardinal Material Effect or, following the Effective Time, would have an MFC Material Effect;

                 (iv) if, notwithstanding MFC's satisfaction of its obligations under Paragraphs 6.01 and 6.03 above, Cardinal's shareholders do not ratify and approve this Agreement and the Merger at the Cardinal Shareholders' Meeting or if the Cardinal Shareholders' Meeting is not held by November 15, 2002;

                 (v) if, notwithstanding MFC's satisfaction of its obligations under Paragraphs 5.01, 6.01 and 6.03 above, MFC's shareholders do not ratify and approve this Agreement and the Merger at the MFC Shareholders' Meeting;

                 (vi) if the Merger shall not have become effective on or before February 28, 2003, or such later date as shall be mutually agreed upon in writing by MFC and Cardinal;

                 (vii) if the shareholders of Cardinal and/or MFC exercise their right of dissent and appraisal under Article 15 of the Virginia Stock Corporations Act or under Article 13 of the North Carolina Business Corporation Act with respect to an aggregate number of shares of Cardinal Stock or MFC Common Stock such as would result in a reduction of 1.0% or more in the aggregate number of shares of MFC Common Stock that otherwise would be outstanding following the Effective Time;

                 (viii) under the circumstances described in Paragraph 6.05, or,

                 (ix) before the end of the Due Diligence Period under the circumstances described in Paragraph 6.14 above.

                                                                     EXHIBIT 2.1

                   However, before MFC may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Paragraph 8.02(a), it shall give written notice to Cardinal in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and such termination by MFC shall not become effective if, within 30 days following the giving of such notice, Cardinal shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of MFC or, if such breach, default, violation or other condition is not reasonably susceptible to cure or satisfaction within 30 days, then following receipt of MFC's written notice Cardinal shall have promptly commenced good faith efforts to cure or satisfy the breach default, violation or condition, shall diligently continue those efforts, and shall actually cure or satisfy the breach, default, violation or condition within a reasonable time thereafter . In the event Cardinal cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of MFC within such notice period (or, if the breach, default, violation or condition is not reasonably susceptible to cure or satisfaction within the notice period, thereafter as described above), termination of this Agreement by MFC thereafter shall be effective upon their giving of written notice thereof to Cardinal in the manner provided herein.

             (b) Termination by Cardinal. Prior to the Effective Time, this Agreement may be terminated by Cardinal by action of its Board of Directors of Executive Committee:

                 (i) if any of the conditions to Cardinal's obligations set forth in Paragraph 7.01 or 7.02 above shall not have been satisfied in all material respects or effectively waived in writing by Cardinal by November 30, 2002 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Cardinal to satisfy any of its obligations, covenants or agreements contained herein);

                 (ii) if MFC shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or VI herein in any material respect;

                 (iii) if any of MFC's representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of MFC, or there has occurred any event or development or there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of MFC, and which, in any event, will have an MFC Material Effect;

                 (iv) if, notwithstanding Cardinal's satisfaction of its obligations under Paragraphs 6.01 and 6.03 above, MFC's shareholders do not ratify and approve this Agreement and the Merger at the MFC Shareholders' Meeting or if the MFC Shareholders' Meeting is not held by November 15, 2002;

                 (v) if, notwithstanding Cardinal's satisfaction of its obligations under Paragraphs 4.01(a), 6.01 and 6.03 above, its shareholders do not ratify and approve this Agreement and the Merger at the Cardinal Shareholders' Meeting;

                 (vi) if the Merger shall not have become effective on or before February 28, 2003, unless such date is extended as evidenced by the written mutual agreement of the parties hereto, or,

                 (vii) before the end of the Due Diligence Period under the circumstances described in Paragraph 6.14 above.

                                                                     EXHIBIT 2.1

             However, before Cardinal may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Paragraph 8.02(b), it shall give written notice to MFC in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and such termination by Cardinal shall not become effective if, within 30 days following the giving of such notice, MFC shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Cardinal or, if such breach, default, violation or other condition is not reasonably susceptible to cure or satisfaction within 30 days, then following receipt of Cardinal's written notice MFC shall have promptly commenced good faith efforts to cure or satisfy the breach default, violation or condition, shall diligently continue those efforts, and shall actually cure or satisfy the breach, default, violation or condition within a reasonable time thereafter. In the event MFC cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Cardinal within such notice period (or, if the breach, default, violation or condition is not reasonably susceptible to cure or satisfaction within the notice period, thereafter as described above),, termination of this Agreement by Cardinal thereafter shall be effective upon its giving of written notice thereof to MFC in the manner provided herein.

             (c) Survival of Certain Covenants Following Termination. Notwithstanding anything contained in this Agreement to the contrary, Cardinal's and MFC's respective obligations and liabilities pursuant to Paragraph 6.04 and Articles VIII and IX of this Agreement shall not be affected by a termination of this Agreement, and, following any such termination, those obligations and liabilities shall survive, remain in full force and effect and be fully enforceable in accordance with their terms.

     8.03.   BREACH; REMEDIES.

             (a) Except as otherwise provided below, (i) in the event of a breach by Cardinal of any of its representations or warranties contained in
Article II of this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of Cardinal's failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then MFC's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(a); and (ii) in the event of any such termination of this Agreement by MFC due to a failure by Cardinal to perform any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then Cardinal shall be obligated to reimburse MFC for up to (but not more than) $[500,000] in expenses described in Paragraph 6.11 which actually have been incurred by MFC.

             (b) Likewise, and except as otherwise provided in this Paragraph 8.03, (i) in the event of a breach by MFC of any of its representations or warranties contained in Article III of this Agreement, or in the event of MFC's failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Cardinal's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(b); and (ii) in the event of any such termination of this Agreement by Cardinal due to a failure by MFC to perform any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then MFC shall be obligated to reimburse Cardinal for up to (but not more than) $[500,000] in expenses described in Paragraph 6.11 which actually have been incurred by Cardinal.

             (c) Notwithstanding subparagraphs 8.02(a) and 8.02(b), or any other provision of this Agreement to the contrary:

                 (i) if any party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other parties described in Paragraph 6.11, together with other damages recoverable at law or in equity; and,

                 (ii) either party shall be entitled to commence a suit at law for the purposes of (A) obtaining appropriate equitable relief in the event of a violation, or

                                                                     EXHIBIT 2.1

                       imminent violation, by the other party of Section 6.04 above, or (B) enforcing the indemnification obligation of the other party under Article IX of this Agreement.

                                   ARTICLE IX
                                 INDEMNIFICATION

     9.01.   INDEMNIFICATION FOLLOWING TERMINATION OF AGREEMENT.

             (a) By Cardinal. Cardinal agrees that, in the event this Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend MFC and its officers, directors, attorneys, financial advisors and consultants from and against any and all claims, disputes, demands, causes of action, suits or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by MFC:

                 (i) in connection with or which arise out of, result from, or are based upon (A) Cardinal's or Floyd's operations or business transactions or its relationship with any of its employees, or (B) Cardinal's or Floyd's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                 (ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by Cardinal of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Cardinal to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                 (iii) in connection with or which arise out of, result from, or are based upon any information provided by Cardinal which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to Cardinal's and MFC's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

             (b) By MFC. MFC agrees that, in the event this Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend Cardinal and its officers, directors, attorneys, financial advisors and consultants from and against any and all claims, disputes, demands, causes of action, suits, proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Cardinal:

                 (i) in connection with or which arise out of, result from, or are based upon (A) MFC's or MountainBank's operations or business transactions or its relationship with any of its employees, or (B) MFC's or MountainBank's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                 (ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by MFC of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any

                                                                     EXHIBIT 2.1

failure of MFC to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                 (iii) in connection with or which arise out of, result from, or are based upon any information provided by MFC which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to Cardinal's and MFC's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

     9.02. PROCEDURE FOR CLAIMING INDEMNIFICATION. If any matter subject to indemnification under this Article IX arises in the form of a claim (herein referred to as a "Third Party Claim") against MFC or Cardinal, or their respective successors and assigns, or any of their respective subsidiary entities, officers, directors, attorneys, financial advisors or consultants (collectively, "Indemnitees"), the Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to the party obligated for indemnification hereunder (the "Indemnitor"). Within 15 days of such notice, the Indemnitor either (i) shall pay the Third Party Claim either in full or upon agreed compromise, or (ii) shall notify the applicable Indemnitee that the Indemnitor disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by the Indemnitor and the cost of such defense shall be borne by it, except that the Indemnitee shall have the right to participate in such defense at its own expense and provided that the Indemnitor shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind that compromises the Indemnitee hereunder. In the case of an Indemnitee that is an officer, director or attorney of a party to this Agreement, then that party agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to the Indemnitor without charge therefor except for out-of-pocket expenses. If the Indemnitor fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. The Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnitor.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     10.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER AGREEMENTS. Except as otherwise provided in Paragraph 8.02(c) above, none of the representations, warranties or agreements of Cardinal or MFC contained in this Agreement shall survive consummation of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise.

     10.02. WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and other approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, nor shall any such waiver be construed to be a waiver of any succeeding breach of the same term or condition or a waiver of any other or different term of condition. No failure or delay of either party to exercise any power, or to insist upon a strict compliance by the other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any either to demand full and complete compliance with such terms.

                                                                     EXHIBIT 2.1

     10.03. AMENDMENT. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Cardinal and MFC, by an agreement in writing approved by the Boards of Directors of MFC and Cardinal executed in the same manner as this Agreement; provided however, that, except with the further approval of Cardinal's and MFC's shareholders of that change or as otherwise provided herein, following approval of this Agreement by Cardinal's and MFC's shareholders no change may be made in the amount of consideration into which each share of Cardinal Stock will be converted.

     10.04. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or by U.S. mail, first class postage prepaid, and addressed as follows (or to such other address as shall have been communicated to the party giving the notice as provided above):

  IF TO CARDINAL, TO:                                 WITH COPY TO:

    Cardinal Bankshares Corporation                    Douglas W. Densmore
    101 Jacksonville Circle                            Flippin Densmore Morse & Jessee
    Floyd, VA  24091                                   1800 First Union Tower, Drawer 1200
    Att:  R. Leon Moore, Chief Executive Officer       Roanoke, VA  24006

  IF TO MFC, TO:                                      WITH COPY TO:

    MountainBank Financial Corporation                 William R. Lathan, Jr.
    201 Wren Drive                                     Ward and Smith, P.A.
    Hendersonville, NC  28792                          1001 College Court
    Att:  Gregory L. Gibson, Chief Financial Officer   New Bern, NC  28562

     10.05. FURTHER ASSURANCE. Cardinal and MountainBank each agrees to furnish to each other party such further assurances with respect to the matters contemplated in this Agreement and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

     10.06. HEADINGS AND CAPTIONS. Headings and captions of the Paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

     10.07. GENDER AND NUMBER. As used in this Agreement, the masculine gender shall include the feminine and neuter, the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

     10.08. ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, either of the parties hereto other than those contained herein in writing.

     10.09. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

     10.10. ASSIGNMENT. This Agreement may not be assigned by either party hereto except with the prior written consent of the other parties hereto.

                                                                     EXHIBIT 2.1

     10.11. COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

     10.12. GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

     10.13. PREVIOUSLY DISCLOSED INFORMATION. As used in this Agreement, "Previously Disclosed" shall mean the disclosure of information by Cardinal to MFC, or by MFC to Cardinal, as of June 10, 2002, in a letter delivered by the disclosing party to the other party prior to the date hereof, specifically referring to this Agreement, and arranged in paragraphs corresponding to the Paragraphs, Subparagraphs and items of this Agreement applicable thereto. Information shall be deemed Previously Disclosed for the purpose of a given Paragraph, Subparagraph or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.

     10.14 BEST KNOWLEDGE. The terms "Best Knowledge," "Knowledge" and "Known" as used in this Agreement with reference to certain facts or information shall be deemed to refer to facts or information of which, in the case of the Knowledge of Cardinal, executive officers of Cardinal or Floyd are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties, or which, in the case of the Knowledge of MFC, executive officers of MFC or MountainBank are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.

     10.15. INSPECTION. Any right of MFC under this Agreement to investigate or inspect the premises, properties, books, records, files and other assets or information of Cardinal or Floyd in no way shall establish any presumption that MFC should have conducted any investigation or that such right has been exercised by MFC, its agents, representatives or others. Any investigations or inspections actually made by MFC or its agents, representatives or others prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Cardinal in this Agreement.

     IN WITNESS WHEREOF, Cardinal and MFC each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.

                                            CARDINAL BANKSHARES CORPORATION
[CORPORATE SEAL]


ATTEST:                                     By:  /s/ R. Leon Moore
                                                 -------------------------------
                                            Ronald Leon Moore
                                                   Chairman, President and
                                                   Chief Executive Officer
-----------------------
Secretary


                                            MOUNTAINBANK FINANCIAL CORPORATION
[CORPORATE SEAL]


ATTEST:                                     By:  /s/ J.W. Davis
                                                 -------------------------------
                                                  J.W. Davis
                                                  President and
                                                  Chief Executive Officer
-----------------------
Secretary

                                                                     EXHIBIT 2.1
                                                                     EXHIBIT A

                                 PLAN OF MERGER
                                 By and Between
                               CARDINAL BANKSHARES
                                       and
                       MOUNTAINBANK FINANCIAL CORPORATION

     1.01. NAMES OF MERGING CORPORATIONS. The names of the corporations proposed to be merged are CARDINAL BANKSHARES CORPORATION ("Cardinal") and MOUNTAINBANK FINANCIAL CORPORATION ("MFC").

     1.02. NATURE OF TRANSACTION; PLAN OF MERGER. Subject to the provisions of this Plan of Merger, at the "Effective Time" (as defined in Paragraph 1.07 below), Cardinal will be merged into and with MFC (the "Merger").

     1.03. EFFECT OF MERGER; SURVIVING CORPORATION. At the Effective Time, and by reason of the Merger, the separate corporate existence of Cardinal shall cease while the corporate existence of MFC as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, Floyd shall operate as a wholly-owned banking subsidiary of MFC and, as a Virginia banking corporation, will conduct its business at its legally established branch and main offices as they shall exist from time to time following the Merger. The duration of the corporate existence of MFC, as the surviving corporation, shall be perpetual and unlimited.

     1.04. ASSETS AND LIABILITIES OF CARDINAL. At the Effective Time, and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Cardinal (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Cardinal, whether tangible or intangible) shall be transferred to and vest in MFC, and MFC shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Cardinal, all without any conveyance, assignment or further act or deed; and MFC shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Cardinal as of the Effective Time.

     1.05.   CONVERSION AND EXCHANGE OF STOCK.

             (a) Conversion of Cardinal Stock. Except as otherwise provided in this Plan of Merger, at the Effective Time all rights of Cardinal's shareholders with respect to all outstanding shares of Cardinal's $10.00 par value common stock ("Cardinal Stock") shall cease to exist and, as consideration for and to effect the Merger, each such outstanding share shall be converted, without any action by Cardinal, MFC or any Cardinal shareholder, into the right to receive a number of shares of MFC's $4.00 par value common stock ("MFC Common Stock") calculated in the manner described below, and an equal number of shares of a newly created series of convertible preferred stock ("MFC Series B Preferred Stock).

             The number of shares of MFC Common Stock into which each share of Cardinal Stock is converted at the Effective Time shall be the number (rounded to four decimal places) equal to $12.00 divided by the "Market Value" (as defined below). The number of shares of MFC Series B Preferred Stock into which each share of Cardinal Stock is converted at the Effective Time shall be the same as the number of shares of MFC Common Stock calculated as described above.

             For purposes of this Paragraph 1.05, the "Market Value" of a share of MFC Common Stock shall be the average of the closing per share trade prices of MFC Common Stock as reported on the

                                                                     EXHIBIT 2.1

OTC Bulletin Board (or, if MFC Common Stock is then traded on The Nasdaq Stock Market, on Nasdaq) for the 20 trading days immediately preceding the business day prior to the "Closing Date" (as defined in Paragraph 1.07 below) on which trades of MFC Common Stock are reported; provided however that, for purposes of calculating the numbers of shares of MFC Common Stock and MFC Series B Preferred Stock into which Cardinal Stock will be converted, the Market Value used in the calculation shall not exceed $26.82 or be less than $17.88. If the amount determined as described above as the Market Value is more than $26.82, then the Market Value shall be deemed to be $26.82, and if the amount determined as described above as the Market Value is less than $17.88, then the Market Value shall be deemed to be $17.88.

             At the Effective Time, and without any action by Cardinal, MFC or any Cardinal shareholder, Cardinal's stock transfer books shall be closed and there shall be no further transfers of Cardinal Stock on its stock transfer books or the registration of any transfer of a certificate evidencing Cardinal Stock (a "Cardinal Certificate") by any holder thereof, and the holders of Cardinal Certificates shall cease to be, and shall have no further rights as, stockholders of Cardinal other than as provided in this Plan of Merger. Following the Effective Time, Cardinal Certificates shall evidence only the right of the registered holders thereof to receive certificates evidencing the numbers of whole shares of MFC Common Stock and MFC Series B Preferred Stock into which their Cardinal Stock was converted at the Effective Time, together with cash for any fractional shares calculated as described in Paragraph 1.05(f) below, or, in the case of Cardinal Stock held by shareholders who properly shall have exercised their right of dissent and appraisal under Article 15 of the Virginia Stock Corporation Act ("Dissenters' Rights"), cash as provided in that statute.

             (b) Description of MFC Series B Preferred Stock. The MFC Series B Preferred Stock to be issued to Cardinal shareholders will be non-cumulative, nonparticipating, convertible preferred stock of MFC that will have terms (including the stated dividend), relative rights, preferences and limitations as are described in MFC's Articles of Incorporation, as amended. Each share of Series B Preferred Stock will have the same voting rights as shares of MFC Common Stock.

             (c) Exchange and Payment Procedures; Surrender of Certificates. As promptly as practicable, but not more than ten business days following the Effective Time, MFC shall send or cause to be sent to each former Cardinal shareholder of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Cardinal Certificates to MFC or to an exchange agent appointed by MFC. Upon the proper surrender and delivery to MFC or its agent (in accordance with its instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Cardinal of his or her Cardinal Certificate(s), and in exchange therefor, MFC shall as soon as practicable issue and deliver to the shareholder stock certificates evidencing the numbers of whole shares of MFC Common Stock and MFC Series B Preferred Stock into which the shareholder's Cardinal Stock was converted at the Effective Time, together with cash for any fractional shares calculated as described in Paragraph 1.05(f) below.

                                                                     EXHIBIT 2.1

                   Subject to Paragraph 1.05(g), no certificate evidencing MFC Common Stock or MFC Series B Preferred Stock shall be issued or delivered to any former Cardinal shareholder unless and until that shareholder shall have properly surrendered to MFC or its agent the Cardinal Certificate(s) formerly representing his or her shares of Cardinal Stock, together with a properly completed Transmittal Letter. Further, until a former Cardinal shareholder's Cardinal Certificates are so surrendered and certificates evidencing the MFC Common Stock and MFC Series B Preferred Stock into which his or her Cardinal Stock was converted at the Effective Time actually are issued to him or her, no dividend or other distribution payable by MFC with respect to that MFC Common Stock or MFC Series B Preferred Stock as of any date subsequent to the Effective Time shall be paid or delivered to the former Cardinal shareholder. However, upon the proper surrender of the shareholder's Cardinal Certificate and the issuance to that shareholder of certificates representing the MFC Common Stock and MFC Series B Preferred Stock to which the shareholder is entitled, if MFC shall have paid any dividend or made any distribution to the holders of its MFC Common Stock or MFC Series B Preferred Stock of record as of a date after the Effective Time and if MFC is holding the amount of that dividend or distribution related to the MFC Common Stock or MFC Series B Preferred Stock being issued to the shareholder, then MFC will pay that amount to the shareholder.

             (d) Antidilutive Adjustments. If, prior to the Effective Time, Cardinal or MFC shall declare any dividend payable in shares of Cardinal Stock in the case of Cardinal, or MFC Common Stock or MFC Series B Preferred Stock in the case of MFC, or shall subdivide, split, reclassify or combine the presently outstanding shares of Cardinal Stock, MFC Common Stock or MFC Series B Preferred Stock, then an appropriate and proportionate adjustment shall be made in the number of shares of MFC Common Stock and/or MFC Series B Preferred Stock, as the case may be, into which each share of Cardinal Stock will be converted at the Effective Time pursuant to this Plan of Merger.

             (e) Dissenters. Any shareholder of Cardinal who properly exercises Dissenters' Rights shall be entitled to receive payment of the fair value of his or her shares of Cardinal Stock in the manner and pursuant to the procedures provided for in Article 15 of the Virginia Stock Corporation Act. Shares of Cardinal Stock held by persons who exercise Dissenters' Rights shall not be converted as described in Paragraph 1.05(a). However, if any shareholder of Cardinal who exercises Dissenters' Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his or her shares of Cardinal Stock shall be deemed to have been converted into MFC Common Stock and MFC Series B Preferred Stock as of the Effective Time as provided in Paragraph 1.05(a).

             (f) Fractional Shares. If the conversion of the shares of Cardinal Stock held by any Cardinal shareholder results in a fraction of a share of MFC Common Stock or MFC Series B Preferred Stock, then, in lieu of issuing that fractional share, MFC will pay to that shareholder cash in an amount equal to that fraction multiplied by the Market Value (calculated as described in Paragraph 1.05(a) above).

             (g) Lost Certificates. Following the Effective Time, shareholders of Cardinal whose Cardinal Certificates have been lost, destroyed, stolen or otherwise are missing shall be entitled to receive certificates for the whole shares of MFC Common Stock and MFC Series B Preferred Stock into which their Cardinal Stock has been converted in accordance with and upon compliance with reasonable conditions imposed by MFC, including without limitation a requirement that those shareholders provide lost instruments indemnities or surety bonds in form, substance and amount satisfactory to MFC.

     1.06. ARTICLES OF INCORPORATION, BYLAWS AND MANAGEMENT. The Articles of Incorporation and Bylaws of MFC in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of MFC as the surviving corporation in the Merger, and the officers and directors of MFC in office at the Effective

                                                                     EXHIBIT 2.1

Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

     1.07. CLOSING; EFFECTIVE TIME. The consummation and closing of the Merger and other transactions contemplated by this Plan of Merger (the "Closing") shall take place at the offices of MFC's legal counsel, Ward and Smith, P.A., in Raleigh, North Carolina, or at such other place as MFC shall designate, on a date mutually agreed upon by Cardinal and MFC (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than 30 days following the expiration of all such required waiting periods). At the Closing, Cardinal and MFC shall take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger under North Carolina and Virginia law) as are agreed upon by the parties and/or as required by law to consummate the Merger and cause it to become effective.

     Subject to the terms and conditions set forth in this Plan of Merger, the Merger shall become effective on the date and at the time (the "Effective Time") specified in Articles of Merger executed by MFC and filed by it with, and as provided in the Certificates of Merger issued by, the North Carolina Secretary of State and the Virginia State Corporation Commission in accordance with applicable law; provided, however, that the Effective Time shall in no event be more than ten days following the Closing Date.